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                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

                           Effective April 23, 1999

                                 BY AND AMONG

                           HALTER MARINE GROUP, INC.
                                 as Borrower,

                            WHITNEY NATIONAL BANK,
                    as Administrative and Collateral Agent

                               BANKBOSTON, N.A.,
                             as Syndication Agent

                      THE FIRST NATIONAL BANK OF CHICAGO
                            as Documentation Agent

                                      and

                            THE BANKS NAMED HEREIN,


                                   as Banks,


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                               TABLE OF CONTENTS


                                                                            PAGE


SECTION 1.    TERM...........................................................  1

SECTION 2.    DEFINITIONS....................................................  1
        2.1   Definitions....................................................  1
        2.2   Accounting Terms and Determinations............................ 25

SECTION 3.    THE REVOLVING CREDIT LOANS..................................... 25
        3.1   Revolving Credit Commitments................................... 25
        3.2   The Swing Line................................................. 25
        3.3   Method of Borrowing............................................ 26
        3.4   Revolving Credit Notes......................................... 27
        3.5   Termination or Reduction of Commitments........................ 28
        3.6   Maturity....................................................... 28
        3.7   Special Swing Loan Provisions.................................. 29

SECTION 4.    LETTERS OF CREDIT.............................................. 30
        4.1   Letter of Credit Commitment.................................... 30
        4.2   Participation by Other Banks................................... 32
        4.3   Disbursements.................................................. 32
        4.4   Reimbursement.................................................. 33
        4.5   Replacement or Collateralization of Letters of Credit.......... 33
        4.6   Nature of Reimbursement Obligations............................ 33
        4.6   Indemnity...................................................... 34

SECTION 5.    GENERAL PROVISIONS FOR ALL LOANS............................... 35
        5.1   Duration of Interest Periods and Selection of Interest Rates... 35
        5.2   Interest Rates; Interest Payments.............................. 36
        5.3   Fees........................................................... 37
        5.4   Early Payments................................................. 37
        5.5   General Provisions as to Payments.............................. 38
        5.6   Funding Losses................................................. 38
        5.7   Basis for Determining Interest Rate Inadequate or Unfair....... 39
        5.8   Illegality..................................................... 39
        5.9   Increased Cost................................................. 40
        5.10  Base Rate Loans Substituted for Affected LIBOR Loans........... 41
        5.11  Capital Adequacy............................................... 42
        5.12  Survival of Provisions......................................... 42
        5.13  Discretion of Bank as to Manner of Funding..................... 42

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        5.14  Computation of Interest........................................ 42
        5.15  Security....................................................... 42
        5.16  Guaranty of Obligations of Subsidiaries........................ 45
        5.17  Appraisals, Title Insurance, etc............................... 45
        5.18  Form of Transaction Documents.................................. 46

SECTION 6.    PRECONDITIONS TO LOANS AND LETTERS OF CREDIT................... 46
        6.1   Initial Revolving Credit Loan, Initial Swing Loan or
              Letter of Credit............................................... 46
        6.2   All Loans...................................................... 47
        6.3   Letters of Credit.............................................. 48

SECTION 7.    REPRESENTATIONS AND WARRANTIES................................. 49
        7.1   Existence and Power............................................ 49
        7.2   Authorization.................................................. 49
        7.3   Binding Effect................................................. 49
        7.4   Financial Statements........................................... 50
        7.5   Litigation..................................................... 50
        7.6   ERISA.......................................................... 50
        7.7   Tax Payment.................................................... 51
        7.8   Subsidiaries; Joint Venture Entities........................... 51
        7.9   Compliance With Other Instruments; None Burdensome............. 51
        7.10  Other Debt, Guarantees, Capitalized Leases..................... 51
        7.11  Labor Matters.................................................. 52
        7.12  Title to Property.............................................. 52
        7.13  Regulation U................................................... 52
        7.14  Investment Company Act of 1940: Public Utility Holding
              Company Act of 1935............................................ 52
        7.15  Patents, Licenses, Trademarks, Etc............................. 52
        7.16  Environmental and Safety and Health Matters.................... 53
        7.17  Investments.................................................... 53
        7.18  No Default..................................................... 53
        7.19  No Burdensome Restrictions..................................... 54
        7.20  Government Contracts........................................... 54
        7.21  Disclosure..................................................... 54
        7.22  Liens Created by Transaction Documents......................... 54

SECTION 8.    COVENANTS...................................................... 55
        8.1   Affirmative Covenants of Borrower.............................. 55
                (a) Information.............................................. 55
                (b) Payment of Indebtedness.................................. 57
                (c) Maintenance of Books and Records; Consultations and
                    Inspections.............................................. 57

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                (d) Payment of Taxes......................................... 58
                (e) Payment of Claims........................................ 58
                (f) Existence................................................ 59
                (g) Maintenance of Property.................................. 59
                (h) Compliance with Laws, Regulations, Etc................... 59
                (i) Environmental Matters.................................... 59
                (j) ERISA Compliance......................................... 60
                (k) Notices.................................................. 60
                (l) Insurance................................................ 61
                (m) Financial Covenants...................................... 62
                     (i)   Minimum Consolidated Interest Coverage............ 62
                     (ii)  Minimum Fixed Charge Coverage..................... 62
                     (iii) Maximum Consolidated Funded Senior Debt to
                           EBITDA............................................ 62
                     (iv)  Minimum Consolidated Net Worth.................... 62
                     (v)   Borrowing Base.................................... 62
                (n) Further Assurances....................................... 62
                (o) Accountant............................................... 63
                (p) Subsidiaries............................................. 63
                (q) Agreements............................................... 63
                (r) Offshore Marine Indemnity Company........................ 63
                (s) Bonding Capacity......................................... 63
                (t) Year 2000 Compatibility.................................. 63
                (u) Certain Post Closing Matters............................. 63

         8.2  Negative Covenants of Borrower................................. 64
                (a) Limitation on Indebtedness............................... 64
                (b) Limitation on Liens, No Negative Pledge
                    in favor of any other Person............................. 64
                (c) Consolidation, Merger, Sale of Assets, Dissolution, Etc.. 64
                (d) Sale and Leaseback Transactions.......................... 66
                (e) Sale or Discount of Accounts............................. 66
                (f) Transactions with Affiliates............................. 66
                (g) Changes in Nature of Business............................ 66
                (h) Fiscal Year.............................................. 66
                (i) Distributions............................................ 67
                (j) Pension Plans............................................ 67
                (k) Restricted Investments................................... 67
                (l) Ownership of Subsidiaries................................ 67
                (m) Capital Expenditures..................................... 67
                (n) Change in Control........................................ 67
                (o) Payment of Subordinated Notes............................ 67
                (p) Modification of Subordinated Notes....................... 67

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         8.3  Use of Proceeds................................................ 68

SECTION  9.   EVENTS OF DEFAULT.............................................. 68

SECTION 10.   AGENT.......................................................... 71
        10.1  Appointment.................................................... 71
        10.2  Powers......................................................... 71
        10.3  General Immunity............................................... 72
        10.4  No Responsibility for Loans, Recitals, etc..................... 73
        10.5  Right to Indemnity............................................. 73
        10.6  Action Upon Instructions of Required Banks..................... 73
        10.7  Reliance on Documents; Employment of Agents and Counsel........ 74
        10.8  May Treat Payee as Owner....................................... 74
        10.9  Agent's Reimbursement.......................................... 74
        10.10 Rights as a Bank............................................... 74
        10.11 Independent Credit Decision.................................... 75
        10.12 Resignation of Agent........................................... 75
        10.13 Removal of Agent............................................... 75
        10.14 Duration of Agency............................................. 75
        10.15 Documentation Agent............................................ 76
        10.16 Syndication Agent.............................................. 76

SECTION 11.   GENERAL........................................................ 76
        11.1  No Waiver...................................................... 76
        11.2  Right of Setoff................................................ 76
        11.3  Cost and Expenses.............................................. 76
        11.4  Environmental Indemnity........................................ 77
        11.5  General Indemnity.............................................. 78
        11.6  Authority to Act............................................... 78
        11.7  Notices........................................................ 79
        11.8  Consent to Jurisdiction........................................ 79
        11.9  Sharing of Payments............................................ 79
        11.10 Governing Law.................................................. 80
        11.11 Amendments and Waivers......................................... 80
        11.12 References; Headings for Convenience........................... 80
        11.13 Successors and Assigns, Participations......................... 81
        11.14 Assignment Agreements.......................................... 81
        11.15 Binding Agreement.............................................. 82
        11.16 No Oral Agreements, Entire Agreement........................... 82
        11.17 Severability................................................... 83
        11.18 Counterparts................................................... 83
        11.19 Resurrection of the Obligations................................ 83
        11.20 Independence of Covenants...................................... 83

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        11.21 Confidentiality................................................ 83
        11.22 Certain Indemnification Procedures............................. 84
        11.23 Conflicting Provisions......................................... 84

SCHEDULES

2.1(a)   Liens to Remain in Existence
2.1(b)   List of Foreign Subsidiaries
2.1(c)   List of Joint Venture Entities
2.1(d)   List of Wholly Owned Subsidiaries
2.1(e)   List of Subsidiaries
2.1(f)   List of Liens to be Canceled
4.1(a)   List of Existing Letters of Credit
5.15(b)  List of Leaseholds Excluded from Consent Requirement
7.10     Debts and Guarantees of Borrower or any Subsidiary
7.11     Wage Claims Unpaid and Unaccrued
7.16     Environmental and OSHA Matters
7.17     Restricted Investments Currently Owned by Borrower or any Subsidiary
8.1(u)   Certain Post Closing Items

EXHIBITS

A        Form of Revolving Credit Note
B        Form of Swing Line Note
C        Form of Continuing Guarantee
D        Form of Standby Letter of Credit Application
E        Form of Letter of Credit Request
F        Form of Letter of Warranty and Representation
G        Form of Assignment and Assumption Agreement
H        Form of Preferred Ship Mortgage
I(1)     Form of Pledge Agreement - stock
I(2)     Form of Pledge Agreement - partnership/membership interest
J(1)     Form of Collateral Mortgage - Land
J(2)     Form of Collateral Mortgage - Leasehold
K(1)     Form of Texas Deed of Trust - Land
K(2)     Form of Texas Deed of Trust - Leasehold
L(1)     Form of Mississippi Deed of Trust - Land
M(1)     Form of Florida Mortgage - Land
N        Form of Consent to Leasehold Mortgage/Deed of Trust
O(1)     Form of Borrower Security Agreement
O(2)     Form of Subsidiary Security Agreement

                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is effective the 23rd day of April, 1999, and is made and entered into by and among HALTER MARINE GROUP, INC., a Delaware corporation ("Borrower") and the undersigned Banks, including Whitney National Bank in its capacity as a Bank hereunder and as Agent for the Banks under this Agreement, BankBoston, N.A. in its capacity as a Bank hereunder and as Syndication Agent for the Banks under this Agreement and The First National Bank of Chicago in its capacity as a Bank hereunder and as Documentation Agent for the Banks under this Agreement.

                                  WITNESSETH:

     WHEREAS, the parties hereto (or their predecessors in interest) entered into a Revolving Credit Agreement, effective as of October 31, 1997, as amended by that certain First Amendment to Revolving Credit Agreement effective as of September 30, 1998, and by that certain Waiver of Banks and Second Amendment to Revolving Credit Agreement effective as of February 12, 1999 (the "Original Credit Agreement").

     WHEREAS, the parties desire to amend and restate the Original Credit Agreement upon the terms, provisions and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (or their successors in interest) hereby mutually promise and agree as follows:

SECTION l. TERM.

     The "Term" of this Agreement shall commence on the effective date hereof and shall end on September 30, 2001, unless extended from time to time with the unanimous consent of the Banks as provided in Section 3.6 hereof and unless earlier terminated pursuant to the terms hereof.

SECTION 2. DEFINITIONS.

     2.1 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Acquisition shall mean the purchase, merger with or other acquisition by Borrower and/or any one or more Subsidiaries, after the date hereof, of (i) any stock or other equity interest (in whole or in part) in any Person, (ii) all or substantially all of the assets of any Person, or (iii) a shipyard, ship building facility or any other facility.

     Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control of or with Borrower or any Subsidiary, (b) which beneficially owns or holds or has the power to direct the voting power of twenty percent (20%) or more of any class of capital stock of Borrower or any Subsidiary, (c) which has twenty percent (20%) or more of any class of its capital stock (or, in the case of a Person which is not a corporation, twenty percent (20%) or more of its equity interest) beneficially owned or held, directly or indirectly, by Borrower or any Subsidiary, or (d) who is a director, officer or employee of Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     Agent shall mean Whitney National Bank in its capacity as administrative agent and collateral agent for the Banks hereunder and its successors in such capacity.

     Applicable Margin shall mean, the rate of interest per annum shown in the applicable column below:

--------------------------------------------------------------------------------
                                 Level I  Level II  Level III  Level IV  Level V
--------------------------------------------------------------------------------
If Ratio of Consolidated Total   * 6.00    ** 6.00   ** 4.25    ** 3.75  ** 3.25
Debt as of the end of the                 *** 4.25  *** 3.75   *** 3.25
immediately preceding fiscal
quarter to Consolidated EBITDA
for the immediately preceding
four (4) fiscal quarters is
--------------------------------------------------------------------------------
Applicable Margin for LIBOR
Loans                             2.90%      2.40%     2.15%      1.90%    1.65%

Unused Fee                        .500%      .375%     .375%      .250%    .250%

Applicable Margin for Base Rate
Loans                             0.75%      0.50%     0.50%      0.25%    0.00%
--------------------------------------------------------------------------------

The Applicable Margin shall commence at Level I and shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters. If Borrower should fail to deliver the certificate required by
Section 8.1(a)(vii) hereof within the time period set forth in Section 8.1(a)(vii), then, until Borrower shall have provided such certificate, it shall be presumed that the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters was greater than 6.00 (and, from the date of the delivery of such certificate, the Applicable Margin shall be determined by reference to such certificate).

     Assignment Agreement shall mean any of those certain Assignment Agreements described in Section 11.14 herein.

     Bank(s) shall mean each bank listed on the signature pages hereof, and its successors and assigns.

     Bank Hedge Agreement shall mean a Hedge Agreement between Borrower or any Subsidiary and a Bank.

     Base Rate shall mean the interest rate per annum, determined on any day, equal to the sum of (a) the greater of: (i) the Prime Rate then in effect or
(ii) the sum of the Fed Funds Rate then in effect plus One-Half of One Percent (.50%) plus (b) the Applicable Margin for Base Rate Loans.

     Base Rate Loan shall mean any Loan bearing interest at the Base Rate.

     Board of Directors shall mean, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

     Borrowing Base shall mean, as of any date of determination thereof, the sum of the following: (a) the lesser of (i) $20,000,000.00 or (ii) twenty-five (25%) percent of Net Investment or one hundred (100%) percent of Net Negative Investment, as the case may be, plus (b) the lesser of (i) $25,000,000.00 or
(ii) twenty-five (25%) percent of all inventory of Borrower and its Subsidiaries that are not Foreign Subsidiaries plus (c) eighty (80%) percent of Eligible Contract Receivables.

     Business Day shall mean (a) any day except a Saturday, Sunday or legal holiday observed by the Agent or by commercial banks in New Orleans, Louisiana; and (b) relative to the making, continuing, prepaying or repaying of any LIBOR Loans, any day on which dealings in U.S. Dollars are carried on in the London interbank market.

     Capital Expenditure shall mean any expenditure which, as determined in accordance with GAAP, is required to be capitalized on the balance sheet of the Person making the same, but excluding expenditures for the restoration or replacement of fixed assets to the extent funded out of the proceeds of an insurance policy. Capital Expenditures shall include, without limitation, all expenditures for Acquisitions.

     Capitalized Lease shall mean any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

     Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

     CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S)9601 et seq., and as the same may from time to time be further amended, and shall include any and all regulations issued pursuant thereto.

     Change in Control shall mean (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding Borrower or any Wholly Owned Subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of Borrower or any successor entity ("Voting Stock"), (ii) the completion of any consolidation with or merger of Borrower into any other Person, or sale, conveyance, transfer or lease by Borrower of all or substantially all of its assets to any Person, or any merger of any other Person into Borrower in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding common stock of Borrower is changed or exchanged as a result, unless the stockholders of the Borrower immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) such time as the Continuing Directors (as defined) do not constitute a majority of the Board of Directors of Borrower (or, if applicable, a successor corporation to Borrower) or (iv) a Change of Control as such term is defined in the Subordinated Note Indenture.

     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral shall mean all of the property in respect of which a Lien has been granted by Borrower or any Subsidiary in favor of the Agent for the benefit of the Agent and the Banks under the terms of the Transaction Documents.

     Collateral Mortgage shall mean a Collateral Mortgage (and related Collateral Note and Collateral Note Security Agreement) substantially in the form of Exhibit J(1) or J(2) executed now or at any time hereafter by Borrower or a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Commitment shall mean, with respect to each Bank, the sum of such Bank's Revolving Credit Commitment, and its Swing Line Commitment, if any.

     Company Business shall mean (i) the design, construction, repair, conversion and sale of ocean-going and inland vessels, (ii) the design, construction, repair, conversion and sale of drilling rigs, barges and vessels,
(iii) the design, production, repair and sale of any component of or accessory to any such ocean-going or inland vessel, drilling rig or production unit, barge or vessel, (iv) any other similar type of design, production, construction, conversion, manufacturing or sale, (v) the design, production, repair and sale of cranes, winches and other engineered products used in the offshore construction industry or on any such ocean-going or inland vessel, drilling rig or production unit, barge or vessel, (vi) any financing related to the sale of any of the Borrower's or any Subsidiary's products, and (vii) any other activities ancillary to the foregoing.

     Consolidated EBITDA shall mean, for any period, the sum of the following:
(a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense during such period, plus (ii) all provisions for any federal, state, local and/or foreign income taxes made by Borrower or any Subsidiary during such period (whether paid or deferred) plus (iii) all depreciation and amortization expenses and all other non-cash items of Borrower or any Subsidiary during such period, all determined on a consolidated basis as determined in accordance with GAAP plus (c) to the extent not already included in Consolidated Net Income, the sum of (i) the earnings before depreciation, amortization, interest expense, extraordinary items and taxes during such period of any Subsidiaries acquired during such period as determined in accordance with GAAP plus (ii) any additional amount requested by Borrower and approved by the Required Banks appropriate to reflect any additional earnings any Subsidiaries acquired during such period would have recognized if they had been a Subsidiary for such period minus to the extent not already included in Consolidated Interest Expense, the estimated interest expense, in an amount approved by the Required Banks, that Borrower or any Subsidiary would have incurred during such period had any Indebtedness that Borrower or any Subsidiary incurred in connection with the acquisition of any Subsidiaries during such period been in existence for such period.

     Consolidated Financed Capital Expenditures shall mean Capital Expenditures of Borrower and its Subsidiaries financed through the incurrence of Indebtedness other than the Loans.

     Consolidated Fixed Charge Coverage Ratio shall mean:

     (a) as of any date for which it is being determined on or before December 31, 1999, the ratio of (i) the sum of the following, without duplication:
Consolidated EBITDA for the fiscal quarter(s) ending after December 31, 1998 (including any fiscal quarter ending on such date of determination) minus Capital Expenditures of Borrower or any Subsidiary during the fiscal quarter(s) ending after December 31, 1998 (including any fiscal quarter ending on such date of determination) plus Consolidated Financed Capital Expenditures during the fiscal quarter(s) ending after December 31, 1998 (including any fiscal quarter ending on such date of determination) to (ii) the sum of the following, without duplication: Consolidated Net Interest Expense for the fiscal quarter(s) ending after December 31, 1998 (including any fiscal quarter ending on such date of determination) plus Consolidated Scheduled Principal Payments for the fiscal quarter(s) ending after December 31, 1998 (including any fiscal quarter ending on such date of determination) plus the principal portion of Capitalized Lease Obligations payable by Borrower or any Subsidiary in respect of the fiscal quarter(s) ending after December 31, 1998 (including any fiscal quarter ending on such date of determination).

     (b) as of any date for which it is being determined after December 31, 1999, the ratio of (i) the sum of the following, without duplication:
Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) minus Capital Expenditures of Borrower or any Subsidiary during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) plus Consolidated Financed Capital Expenditures during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) to (ii) the sum of the following, without duplication: Consolidated Net Interest Expense for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) plus Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) plus the principal portion of Capitalized Lease Obligations payable by Borrower or any Subsidiary in respect of the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination).

     Consolidated Funded Debt shall mean, as of any date of determination thereof, (a) the sum of the following, without duplication: (i) all Indebtedness of Borrower or any Subsidiary, other than the Obligations, which matures in not less than twelve months from the date of incurrence, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed or for the payment of the purchase price of property or assets purchased, unless secured by a Letter of Credit issued by an Issuer pursuant to this Agreement plus (ii) all Obligations plus (iii) all Indebtedness of Borrower or any Subsidiary, which matures in not less than twelve months from the date of incurrence, secured by any mortgage, pledge, security interest or lien existing on property owned by Borrower or any Subsidiary, whether or not the Indebtedness secured thereby shall have been assumed by the owner thereof plus (iv) all Capitalized Lease Obligations of Borrower or any Subsidiary plus (v) all obligations of Borrower or any Subsidiary, contingent or otherwise, relative to the face amount of all letters of credit (as may be reduced pursuant to their terms), whether or not drawn plus (vi) the Subordinated Notes minus (b) all Excess Cash and Cash Equivalents of Borrower or any Subsidiary.

     Consolidated Funded Senior Debt shall mean, as of any date of determination thereof, all Consolidated Funded Debt other than the Subordinated Notes.

     Consolidated Interest Coverage Ratio shall mean, as of any date for which it is being determined, the ratio of Consolidated EBITDA for the immediately preceding fiscal quarter (including any fiscal quarter ending on such date) to Consolidated Net Interest Expense for the immediately preceding fiscal quarter (including any fiscal quarter ending on such date).

     Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing, the net costs associated with interest swap obligations of Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis as determined in accordance with GAAP.

     Consolidated Net Income shall mean, for the period in question, the after-tax net income or loss of Borrower and its Subsidiaries during such period, determined on a consolidated basis as determined in accordance with GAAP, but excluding in any event the following:

       (i) any net gain or net loss (net of expenses and taxes applicable thereto) for such period resulting from the sale, transfer or other disposition of fixed or capital assets as determined by GAAP;

       (ii) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

       (iii) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method as determined in accordance with GAAP;

       (iv) any undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary is not at the time permitted by the terms of its charter documents or any agreement, document, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary (other than this Agreement);

       (v) any gains or losses from the acquisition or disposition of Investments;

       (vi)   any gains from the retirement or extinguishment of Debt;

       (vii) any gains on collections from insurance policies or settlements to the extent that such gains exceed premiums paid or other expenses incurred during the fiscal period in which the gain occurs with respect to such insurance policies;

       (viii) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and

       (ix)   any extraordinary gains and/or losses;

all determined in accordance with GAAP.

     Consolidated Net Interest Expense shall mean, for the period in question, without duplication, Consolidated Interest Expense during such period minus all interest income of Borrower and its Subsidiaries during such period, all determined on a consolidated basis as determined in accordance with GAAP.

     Consolidated Net Worth shall mean, at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries determined in accordance with GAAP (including, without limitation, capital stock, additional paid-in-capital and retained earnings) at such date.

     Consolidated Scheduled Principal Payments shall mean, for the period in question, without duplication, all scheduled principal payments of Borrower and its Subsidiaries on Indebtedness for the applicable period, all determined on a consolidated basis as determined in accordance with GAAP.

     Consolidated Total Debt shall mean, as of the date of any determination thereof, all Debt of Borrower and its Subsidiaries as of such date, determined on a consolidated basis as determined in accordance with GAAP.

     Continuing Director shall mean at any date a member of Borrower's Board of Directors (i) who was a member of such board on the effective date hereof or
(ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to Borrower's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

     Continuing Guarantee shall mean a Continuing Guarantee substantially in the form of Exhibit C executed now or at any time hereafter by a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Contract Receivables shall mean all amounts due to Borrower and each Subsidiary (other than Offshore) which is not a Joint Venture Entity arising out of the performance by Borrower or any Subsidiary which is not a Joint Venture Entity of contracts.

     Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred to acquire Property plus (b) all Capitalized Lease Obligations of such Person.

     Deed of Trust shall mean a Deed of Trust substantially in the form of Exhibit K(1), K(2), or L(1) executed now or at any time hereafter by Borrower or a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 9 hereof.

     Disbursement Date shall have the meaning ascribed thereto in Section 4.3.

     Distribution in respect of any corporation shall mean:

       (a) dividends or other distributions of cash, stock, assets or other property on or in respect of any shares of any class of stock of such corporation; and

       (b) the redemption, repurchase or other acquisition of any shares of any class of any stock of such corporation or of any warrants, rights or other options to purchase any such stock (except when solely in exchange for such stock).

     Documentation Agent shall mean The First National Bank of Chicago.

     Documented Vessel shall mean a vessel documented under the laws of the United States of America.

     Eligible Contract Receivables shall mean all Contract Receivables other than Contract Receivables which have remained unpaid for more than ninety (90) days from the date invoiced or billed for payment.

     Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental

Law or the order of any Governmental Authority, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by Borrower or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

     Environmental Law shall mean any federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, deed restriction, common law, treaty, convention, ordinance or other governmental requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following:
CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower and any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     Event of Default shall have the meaning ascribed thereto in Section 9.

     Excess Cash and Cash Equivalents of any Person shall mean, as of the date of determination thereof, (a) the sum of the following: (i) all cash of such Person on hand or on deposit with any Bank or any other financial institution rated B or better by Thompson Bank Watch Service or on deposit with any financial institution approved by Agent plus (ii) all Investments of such Person described in subparagraphs (c), (d), (e), (f) or (g) of the definition of Restricted Investment minus (b) Five Million Dollars ($5,000,000.00).

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities Exchange Commission.

     Fed Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions.

     Florida Mortgage shall mean a Mortgage substantially in the form of Exhibit M(1) executed now or at any time hereafter by Borrower or a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Foreign Subsidiary shall mean any Subsidiary which is a controlled foreign corporation as defined in Section 957 of the Code and any regulations thereto, and specifically including, but not limited to, each of the entities described on Schedule 2.1(b) hereto.

     GAAP shall mean generally accepted accounting principles at the time in the United States.

     Governmental Authority shall mean any sovereign state or nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Governmental Contract shall have the meaning ascribed thereto in Section 7.20.

     Guarantee by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

     Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law, including, without limitation, any material, substance or waste which is:
(a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)(S)1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. (S)(S)6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S)9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     Hedge Agreement means any interest rate, currency or commodity swap, cap, floor or collar agreement or similar hedging arrangement providing for the transfer or mitigation of interest rate, commodity price or currency value or exchange rate risks, either generally or under specific contingencies.

     Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, and in any event shall include all (i) indebtedness, liabilities and obligations of such Person for borrowed money or which have been incurred to acquire Property, (ii) indebtedness, liabilities and obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) indebtedness, liabilities and obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such

Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) indebtedness, liabilities and obligations of such Person under Guarantees and (vii) all obligations of such Person, contingent or otherwise, relative to the face amount of all letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

     Indemnitees shall have the meaning ascribed thereto in Section 11.4.

     Interest Period shall mean with respect to each LIBOR Loan:

       (i) initially, the period commencing on the date of such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; and

       (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2, 3 or 6 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as Borrower may elect pursuant to Section 5.1;

       provided that:

       (iii) subject to clause (iv) below, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately next preceding Business Day; and

       (iv) no Interest Period for a LIBOR Loan shall extend beyond the last day of the Revolving Credit Period.

     Investment shall mean any investment by Borrower or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, Guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

     Issuer shall have the meaning ascribed thereto in Section 4.

     Joint Venture Entity shall mean any Person which is at the time not wholly owned directly or indirectly by Borrower and/or any one or more Subsidiaries but in which Borrower and/or any one or more Subsidiaries holds an Investment directly or indirectly, and specifically including, but not limited to, each of the entities described on Schedule 2.1(c) hereto.

     Leasehold Interest shall mean, with respect to any Person, all right, title and interest of such Person in, to and under any leasehold interest in any land, building and/or improvement to the extent that (a) the granting of a Lien upon such Person's right, title and interest in, to and under such leasehold interest is not prohibited by the instrument creating such leasehold interest or (b) the granting of a Lien upon such Person's right, title and interest in, to and under such leasehold interest is prohibited by the instrument creating such leasehold interest but such Person is able to obtain the consent of the lessor of such leasehold interest to the creation of a Lien upon such leasehold interest in favor of Agent for the benefit of the Agent and the Banks after using reasonable efforts to do so (which shall not require the payment of compensation by such Person to such lessor in exchange for such consent); provided that any right, title and interest of such Person in, to and under any leasehold interest used solely as office space shall be excluded from this definition of Leasehold Interest.

     Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 4.1(a).

     Letter of Credit Application shall mean an application and agreement for standby letter of credit in substantially the form of Exhibit D attached hereto and incorporated herein by reference (or such other agreement as may be required by Issuer in form acceptable to Agent) executed by Borrower and any Subsidiary (if the Letter of Credit is to be for the account of a Subsidiary) and delivered to a Bank pursuant to Section 4.1(a), as the same may from time to time be amended modified, extended or renewed.

     Letter of Credit Commitment shall have the meaning ascribed thereto in Section
4.1 (a).

     Letter of Credit Commitment Fee shall have the meaning ascribed thereto in
Section 4.1(c).

     Letter of Credit Loan and Letter of Credit Loans shall have the meaning ascribed thereto in Section 4.3.

     Letter of Credit Period shall mean the period commencing on the effective date hereof and ending September 30, 2001.

     Letter of Credit Request shall have the meaning ascribed thereto in Section
4.1 (a).

     LIBOR Base Rate means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, or (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (New Orleans time), or as soon thereafter as practicable, two (2) Business Days before the beginning of such Interest Period by two (2) or more major banks in the London interbank market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made available by the Banks. As used herein, "LIBOR Index Rate" means, for any Interest Period, the London interbank offered rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3875 as of 9:00 a.m. (New Orleans time) on the day two Business Days before the commencement of such Interest Period.

     LIBOR Loan shall mean a loan bearing interest at the LIBOR Rate.

     LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b) the Applicable Margin for LIBOR Loans. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and Agent shall notify Borrower and Banks of any such change; provided, however, no adjustment to the LIBOR Rate for the LIBOR Reserve Percentage shall be made with respect to any Bank that is not subject to Regulation D (or any other then applicable regulation of the Board of Governors of the Federal Reserve System).

     LIBOR Reserve Percentage shall mean for any day the percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other then applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities".

     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, assignment, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, and any consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     Loans shall collectively mean the Revolving Credit Loans, the Swing Loans, and the Letter of Credit Loans, with each being a Loan, and shall include all principal, interest, attorneys' fees and costs owed thereon.

     Material Adverse Effect shall mean a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole.

     Moody's shall mean Moody's Investors Service, Inc.

     Multi-Employer Plan shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate or to which Borrower, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

     Net Investment shall mean, as of any date of determination thereof, (a) all costs and estimated earnings in excess of billings on uncompleted contracts of Borrower and each Subsidiary which is not a Joint Venture Entity minus (b) all billings in excess of costs and estimated earnings on uncompleted contracts of Borrower and each Subsidiary which is not a Joint Venture Entity. If the preceding calculation results in a number less than zero such amount shall be considered a Net Negative Investment.

     Notes shall mean all of the Revolving Credit Notes and the Swing Line Note.

     Notice of Borrowing shall have the meaning ascribed thereto in Section 3.3.

     Obligations shall mean, without duplication, any and all present and future indebtedness (including, without limitation, principal, interest, fees, collection costs and expenses, attorneys' fees and other amounts), liabilities and obligations (including, without limitation, reimbursement obligations with respect to Letters of Credit issued by any one or more Banks under this Agreement) of Borrower and each Subsidiary, and of any one or more of them, to the Agent and/or any one or more of the Banks evidenced by or arising under or in connection with this Agreement, the Notes, the Letter of Credit Application(s), and/or any of the other Transaction Documents, whether direct or contingent, due or to become due or now existing or hereafter arising.

     Obligor shall mean Borrower, each Subsidiary and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Obligations.

     Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     Offshore shall mean Offshore Marine Indemnity Company, with Taxpayer
               Identification Number 75-2674011.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     Pension Plan shall mean a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is established or maintained by Borrower, any Subsidiary or any ERISA Affiliate, and includes, without limitation, a Multi-Employer Plan.

     Permitted Acquisition shall mean an Acquisition:

     (a) acquired with the prior written consent of the Required Banks;

     (b) acquired (and only to the extent acquired) through the issuance of stock (or the use of the proceeds from the issuance of stock) of Borrower after the effective date hereof; or

     (c) acquired without the prior written consent of the Required Banks but complying with each of the following requirements:

       (i)    such Acquisition will not cause a Default or an Event of Default;

       (ii) the Purchase Price(s) for all Acquisitions falling within the provisions of subparagraph (c) of this definition of Permitted Acquisition acquired during the Revolving Credit Period plus the aggregate principal amount of Guarantees, loans and/or advances by Borrower or a Subsidiary to any Foreign Subsidiaries do not in the aggregate exceed $5,000,000.00; and

       (iii) on the date of such Acquisition (and after giving effect to such Acquisition), the Total Revolver Outstandings will not exceed $115,000,000.00 and Borrower will still have the ability to obtain a Revolving Credit Loan in the amount of $10,000,000.00.

     Permitted Liens shall mean any of the following:

     (a) Liens for property taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 8.1(d);

     (b) (i) Deposits to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property and (ii) Liens (other than any Liens imposed by ERISA) arising in the ordinary course of business or incidental to the ownership of Properties and assets and not incurred in connection with the borrowing of money (including Liens in connection with worker's compensation, unemployment insurance and other like laws, carrier's, mechanic's, materialmen's, repairmen's, vendor's, warehousemen's and attorneys' liens and statutory landlords' liens); provided in each case (x) the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate provision as determined in accordance with GAAP has been made, (y) payment thereof is not at the time required by Section 8.1(d) or 8.1(e), and (z) if the obligations secured thereby are in excess of $50,000.00, Agent is provided written notice of such Lien within twenty days after the date on which the Lien becomes overdue;

     (c) Survey exceptions, issues with regard to the merchantability of title, easements or reservations, mineral rights, or rights of others for rights-of-way, servitudes, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which could not reasonably be expected to have a Material Adverse Effect;

     (d) Liens permitted by the Required Banks in writing;

     (e) Liens reflected on Schedule 2.1(a) attached hereto in existence as of the effective date hereof, and any extensions, renewals and refinancings thereof (provided that any such refinancing shall not increase the principal indebtedness secured thereby without the prior written consent of the Required Banks);

     (f) Liens on Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.2(a)(vi);

     (g) non-perfected Liens in favor of Fireman's Fund Insurance Company or other bonding company(ies) rated A-VII or better by A.M. Best Company pursuant to a bonding company indemnity agreement(s) in customary form;

     (h) non-perfected Liens in favor of Trinity in existence on October 1, 1996, to secure its contingent liability under parent guarantees, letters of credit, bank guarantees or other similar obligations related to construction contracts or bid proposals of Borrower or any Subsidiary existing or outstanding on October 1, 1996, to the extent such Liens would customarily be required by a bonding company in like circumstances;

     (i) any Liens on the right, title or interest of Borrower or any Subsidiary in or to any right, benefit or proceeds (including, without limitation, rights to payment) arising from, or related to, Navy Prime Contract #N62471-82-C-1455 for Model NP6D Clyde Crane;

     (j) Liens granted in the ordinary course of business on vessels, rigs or equipment under construction or materials used in the construction of such property in favor of the purchaser, owner or supplier of such vessels, rigs, equipment or materials (or lenders to such purchasers, owners or suppliers);

     (k) Liens encumbering the assets of any Subsidiary acquired after the effective date hereof which were in existence at the time of the acquisition of such Subsidiary securing Indebtedness of Borrower or any Subsidiaries which does not exceed $5,000,000.00 in the aggregate at any one time outstanding;

     (l) Liens against Property created in connection with the lease or purchase of such Property securing Indebtedness incurred in connection with Consolidated Financed Capital Expenditures, including, without limitation, Capitalized Lease Obligations, which Indebtedness does not exceed $10,000,000.00 in the aggregate at any one time outstanding;

     (m) Required margin deposits on Hedge Agreements;

     (n) Liens in favor of Agent and the Banks under the Transaction
Documents;

     (o) Liens in favor of one or more Banks securing Indebtedness under a Hedge Agreement; and

     (p) Liens listed on Schedule 2.1(f), so long as such Liens do not secure any Indebtedness and are canceled within 90 days after the date hereof.

     Permitted Transfer shall mean any sale, lease, transfer or other disposal by Borrower or any Subsidiary of its Property (including, without limitation, any shares of capital stock of a Subsidiary owned by Borrower or another Subsidiary) prohibited by Section 8.2(c) but entered into with the prior written consent of the Required Banks.

     Person shall mean any individual, sole proprietorship, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Pledge Agreement shall mean a Pledge Agreement substantially in the form of
Exhibit I(1) or I(2) executed now or at any time hereafter by Borrower or a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Pledge Documents shall mean, with respect to each Wholly Owned Subsidiary and each Joint Venture Entity, the following documents: (a) a Pledge Agreement substantially in the form of Exhibit I(1) or I(2), as applicable, granting Agent for the benefit of Agent and the Banks a pledge of and a security interest in all of the common stock, membership interest, partnership interest or other equity interest in such Wholly Owned Subsidiary or Joint Venture Entity owned directly or indirectly by Borrower and/or any one or more Subsidiaries (other than any Wholly Owned Subsidiary or Joint Venture Entity to be liquidated as set forth on Schedule 8.1(u)) subject to no other Lien, (b) executed stock powers covering all of the common stock of such Wholly Owned Subsidiary or Joint Venture Entity owned directly or indirectly by Borrower and/or any one or more Subsidiaries, (c) such opinions of counsel for Borrower and/or any Subsidiaries as Agent may reasonably require, and (d) such financing statements, resolutions, certificates, approvals, documents and instruments as Agent may reasonably require; provided that the Pledge Agreement and stock powers shall not encumber in excess of sixty-five percent (65%) of the outstanding voting equity interest in any Foreign Subsidiary.

     Preferred Ship Mortgage shall mean a Preferred Ship Mortgage substantially in the form of Exhibit H executed now or at any time hereafter by Borrower or a Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Prime Rate shall mean the interest rate per annum equal to the arithmetic average of the following: (a) the interest rate announced from time to time by Whitney National Bank as its "prime rate" on commercial loans, (b) the interest rate announced from time to time by The First National Bank of Chicago as its "corporate base rate" on commercial loans, and (c) the interest rate announced from time to time by BankBoston, N.A. as its "base rate" on commercial loans, (which rate shall fluctuate as and when said prime or base rate(s) shall change).

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Pro Rata Share shall mean with respect to each Bank, the percentage amount equal to such Bank's Revolving Credit Commitment, divided by the sum of all of the Banks' Revolving Credit Commitments.

     Purchase Price shall mean any cash provided by Borrower or any Subsidiary plus any Indebtedness assumed by Borrower or any Subsidiary in consideration for an Acquisition.

     RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S)6901 et seq., and any future amendments, and shall include any and all regulations issued pursuant thereto.

     Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as amended.

     Regulatory Change shall have the meaning ascribed thereto in Section 5.9.

     Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing or previously containing any Hazardous Substance.

     Reportable Event shall have the meaning given to such term in ERISA.

     Required Banks shall mean at any time Banks having Fifty-One Percent (51%) of the aggregate amount of the Revolving Credit Loans, the Letter of Credit Loans and the face amount (or participation interest in the face amount) of Letters of Credit then outstanding or, if no such Loans or Letters of Credit are then outstanding, Fifty-One Percent (51%) of the total Commitments of all of the Banks.

     Responsible Officer shall mean the chief executive officer, president, chief operating officer, chief financial officer or treasurer of Borrower or any other officer of Borrower involved in the financial administration or controllership function of Borrower.

     Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

     (a) (i) Guarantees, loans and/or advances by Borrower or a Subsidiary to any Wholly Owned Subsidiary that is not a Foreign Subsidiary and (ii) Guarantees, loans and/or advances by Borrower or a Subsidiary to any Foreign Subsidiaries so long as the aggregate principal amount of such Guarantees, loans and/or advances plus the aggregate Purchase Price(s) for all Acquisitions falling within the provisions of subparagraph (c) of the definition of Permitted Acquisition does not exceed $5,000,000.00;

     (b) Guarantees, loans and/or advances by (i) any Subsidiary other than Offshore to Borrower which are subordinated in writing to the payment of the Obligations in form and substance satisfactory to the Required Banks or (ii) Offshore to Borrower;

     (c) Direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated investment grade or better by S&P or Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody's;

     (e) Negotiable certificates of deposit or negotiable bankers acceptances issued by (i) any of the Banks or (ii) any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (f) Repurchase agreements providing for the purchase of securities of a type described in clause (c) of this definition of Restricted Investment having a value of not less than 100% of the amount owed by the counter party to such agreement, issued by (i) any of the Banks or (ii) any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

     (g) Investments in mutual funds the investments of which are limited to securities of a type described in clause (c) of this definition of Restricted Investment;

     (h) Investments existing as of the effective date hereof as described in
Schedule 7.17, and any future retained earnings in respect thereof;

     (i) Guarantees, loans or advances other than in the ordinary course of business to officers or employees of Borrower or a Subsidiary in the aggregate principal amount of up to $500,000.00 at any one time outstanding;

     (j) Permitted Acquisitions;

     (k) Investments in Subsidiaries of Borrower and Joint Venture Entities as of the effective date hereof;

     (l) Investments representing all or a portion of the sales price for property sold to another Person in the ordinary course of business.

     Revolving Credit Commitment shall mean for each Bank, subject to termination or reduction as set forth in Section 3.5, the principal amount set forth as the Revolving Credit Commitment for such Bank next to its name on the signature pages hereof, which commitments in the aggregate equal the principal amount of $125,000,000.00.

     Revolving Credit Loan and Revolving Credit Loans shall have the meanings ascribed thereto in Section 3.1.

     Revolving Credit Notes shall have the meaning ascribed thereto in Section 3.4(a).

     Revolving Credit Period shall mean the period commencing on the effective date of this Agreement and ending September 30, 2001, unless extended from time to time with the unanimous consent of the Banks as provided in Section 3.6 hereof.

     S&P shall mean Standard and Poor's Ratings Group.

     Security Agreement shall mean a Security Agreement substantially in the form of Exhibit O(1) executed now or at any time hereafter by Borrower or a Security Agreement substantially in the form of Exhibit O(2) executed now or at any time hereafter by a Wholly Owned Subsidiary and delivered to Agent, as the same may be amended, supplemented or otherwise modified from time to time.

     Separation and Related Agreements shall mean the Separation Agreement, Barge Agreement, Insurance Agreement, Tax Allocation Agreement and the Trademark License Agreement between Borrower and Trinity dated as of October 1, 1996.

     Subordinated Notes shall mean the convertible subordinated notes in the aggregate principal amount of $185,000,000.00 issued by Borrower on September 15, 1997, bearing interest at 4.5% per annum, due 2004, which are contractually subordinated to the Obligations and to certain other Indebtedness of Borrower and its Subsidiaries.

     Subordinated Notes Indenture shall mean the Indenture, dated September 15, 1997, between Borrower and U.S. Trust Company of Texas, N.A., as trustee, pertaining to the Subordinated Notes.

     Subsidiary shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries of Borrower, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries of Borrower, and specifically including, but not limited to, each of the entities described on
Schedule 2(e) hereto.

     Swing Loans and Swing Loan shall have the meanings ascribed thereto in
Section 3.2.

     Swing Line Note shall have the meaning ascribed thereto in Section 3.2.

     Swing Line Commitment shall mean the aggregate principal amount of $10,000,000.00 at any one time outstanding.

     Syndication Agent shall mean BankBoston, N.A.

     Telerate Page 3875 means the display designated as "Page 3875" of the Dow Jones Telerate Service (or such other page as may replace Page 3875 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar Deposits).

     Term shall have the meaning ascribed thereto in Section 1.

     Total Revolver Outstandings shall mean the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans, plus (ii) the aggregate principal amount of all outstanding Swing Loans plus (iii) the aggregate principal amount of all outstanding Letter of Credit Loans plus (iv) the aggregate undrawn face amount of all outstanding Letters of Credit.

     Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Application(s), the Continuing Guarantees, the Security Agreements, the Collateral Mortgages, the Deeds of Trust, the Pledge Agreements, the Preferred Ship Mortgages, the Florida Mortgages, the Bank Hedge Agreements and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Banks with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or thereunder, or any Letters of Credit issued hereunder or thereunder, and executed by or on behalf of Borrower or any Subsidiary, all as the same may from time to time be amended, modified, extended or renewed.

     Trinity shall mean Trinity Industries, Inc., a Delaware corporation, with Taxpayer Identification Number 75-0225040, and any subsidiaries thereof.

     U. S. Governmental Authority shall mean the United States of America, any political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the United States of America.

     Unused Fee shall have the meaning ascribed thereto in Section 5.3.

     Whitney shall mean Whitney National Bank, a national banking association, in its individual corporate capacity as a Bank hereunder, including, without limitation, its capacity as a Bank hereunder with respect to its Pro-Rata Share of the Revolving Credit Loans, with respect to its making of Swing Loans and with respect to its issuance of Letters of Credit.

     Wholly Owned Subsidiary shall mean (a) any corporation of which one hundred percent (100%) of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, or (b) any partnership, limited liability company, business trust, or any other similar entity of which one hundred percent (100%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, and specifically including, but not limited to, each of the entities described on Schedule 2.1(d) hereto.

     2.2 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared as determined in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes accompanied by a concurrence from Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to the Banks.

SECTION 3. THE REVOLVING CREDIT LOANS.

     3.1 Revolving Credit Commitments. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing, during the Revolving Credit Period, each Bank severally (and not jointly) agrees to lend to Borrower from time to time (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, the lesser of: (a) such Bank's Revolving Credit Commitment, or (b) such Bank's Pro Rata Share of the sum of the total Revolving Credit Commitments of all of the Banks minus the aggregate principal amount of all outstanding Letter of Credit Loans minus the aggregate undrawn face amount of all outstanding Letters of Credit minus the principal amount of any outstanding Swing Loans. Each Revolving Credit Loan under this Section 3.1 shall be made from the several Banks ratably in proportion to their respective Pro Rata Shares, and may be made as either (x) a Base Rate Loan, (y) a LIBOR Loan, or (z) any combination thereof, as determined by Borrower with notice thereof to Agent pursuant to Section 3.3. Each Revolving Credit Loan under this Section 3.1 which is a Base Rate Loan shall be for an aggregate principal amount of at least $1,000,000.00 or any larger multiple of $100,000.00. Each Revolving Credit Loan under this Section 3.1 which is a LIBOR Loan shall be for an aggregate principal amount of at least $5,000,000.00 or any larger multiple of $500,000.00. Within the foregoing limits, Borrower may borrow under this Section 3.1, prepay under
Section 5.4(a) or 5.4(b) and reborrow at any time during the Revolving Credit Period under this Section 3.1. The failure of any Bank to make any Revolving Credit Loan required under this Agreement shall not release any other Bank from its obligation to make Revolving Credit Loans as provided herein.

     3.2 The Swing Line. Subject to all of the terms and conditions hereof and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Whitney agrees to make loans to Borrower (individually, a "Swing Loan" and collectively, the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) the Swing Line Commitment, or (ii) the sum of the total Revolving Credit Commitments of all of the Banks minus the aggregate principal amount of all outstanding Revolving Credit Loans minus the aggregate principal amount of all outstanding Letter of Credit Loans minus the aggregate undrawn face amount of all outstanding Letters of Credit. The Swing Loans shall be available to Borrower and may be availed of by Borrower from time to time, and borrowings thereunder may be repaid and used again during the period ending on the last day of the Revolving Credit Period. All Swing Loans shall be made hereunder only as Base Rate Loans. The Swing Loans shall be evidenced by the Swing Line Note of Borrower dated as of the effective date hereof (the "Swing Line Note") payable to the order of Whitney in the amount of the Swing Line Commitment and being in the form attached hereto as Exhibit B.

     3.3   Method of Borrowing.

           (a) With respect to each Revolving Credit Loan, Borrower shall give notice (a "Notice of Borrowing") to the Agent by 11:00 a.m. (New Orleans time) on the day of each Base Rate Loan, and by 11:00 a.m. (New Orleans Time) at least three (3) Business Days before each LIBOR Loan, specifying:

               (i) the date of such Revolving Credit Loan, which shall be a Business Day,

               (ii)  the aggregate principal amount of such Revolving Credit
Loan,

               (iii) whether such Loan is to be a Base Rate Loan or a LIBOR Loan, or a combination thereof,

               (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

               (v) that on the date of, and after giving effect to, such Revolving Credit Loan, no Default or Event of Default under this Agreement has occurred and is continuing, and

               (vi) that on the date of, and after giving effect to, such Revolving Credit Loan, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents are true and correct in all material respects as if made on and as of the date of such Revolving Credit Loan (except to the extent (i) of changes consented to in writing by the Required Banks after the effective date hereof, (ii) of changes resulting from transactions permitted by this Agreement or the other Transaction Documents and
(iii) that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date)).

A Notice of Borrowing shall not be required in connection with a Base Rate Loan pursuant to Section 5.7 or 5.8.

           (b) Upon receipt of a Notice of Borrowing given to it, the Agent shall notify each Bank by 1:00 p.m. (New Orleans time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Business Day) of the contents thereof and of such Bank's ratable share of such Revolving Credit Loan. A Notice of Borrowing shall not be revocable by Borrower.

           (c) Not later than 3:00 p.m. (New Orleans time) on the date of each Revolving Credit Loan, each Bank shall make available its Pro Rata Share of such Revolving Credit Loan, in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address specified in or pursuant to
Section 11.7. Agent shall not be required to make any amount available to Borrower hereunder except to the extent it shall have received such amounts from the Banks as set forth herein, provided, however, that unless the Agent shall have been notified by a Bank prior to the date a Revolving Credit Loan is to be made hereunder that such Bank does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Bank has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Borrower, the Agent shall be entitled to receive such amount from such Bank forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on but excluding the date the Agent recovers such amount from the Bank at a rate per annum equal to the Fed Funds Rate. Unless the Agent determines that any applicable condition specified in Section 6 has not been satisfied, the Agent will make the funds so received from the Banks available to Borrower thereafter as of 3:30 p.m. New Orleans time at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with the Agent.

           (d) With respect to each Swing Loan, Borrower shall give Whitney prior notice (which may be written or oral but which must be given prior to 2:00 p.m. New Orleans time on the date of the Swing Loan) of the amount and date of each Swing Loan and, subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to Borrower on the date of request at the offices of the Agent in New Orleans, Louisiana. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of Whitney to make Swing Loans shall be subject to all of the terms and conditions of this Agreement, and (ii) Whitney shall not be obligated to make more than one Swing Loan to Borrower during any day.

     3.4   Revolving Credit Notes.

           (a) The Revolving Credit Loans of each Bank to Borrower during the Revolving Credit Period shall be evidenced by Revolving Credit Note of Borrower dated the effective date hereof and payable to the order of such Bank in a principal amount equal to its Revolving Credit Commitment in substantially the form of Exhibit A attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Revolving Credit Notes").

           (b) Upon receipt of each Bank's Revolving Credit Note pursuant to
Section 3.4(a), the Agent shall mail such Revolving Credit Note by overnight express delivery to such Bank. Each Bank shall record, and prior to any transfer of its Revolving Credit Note may endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Revolving Credit Period and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Revolving Credit Note and to attach to and make a part of any such Revolving Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Revolving Credit Loan actually made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its respective Revolving Credit Note. The internal records of each Bank shall constitute for all purposes prima facie evidence of (i) the amount of principal and interest owing on the Revolving Credit Loans from time to time, (ii) the amount of each Revolving Credit Loan made to the Borrower and (iii) the amount of each principal and/or interest payment received by the Banks on the Revolving Credit Loans.

     3.5 Termination or Reduction of Commitments. Borrower may, upon three (3) Business Days' prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Revolving Credit Commitments by an aggregate amount of $1,000,000.00 or any larger multiple of $500,000.00 the unused portions of the Revolving Credit Commitments; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the Total Revolver Outstandings, (ii) at no time shall any Revolving Credit Commitment be reduced to a figure greater than zero but less than $5,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank.

     3.6 Maturity. All Revolving Credit Loans and all Swing Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Banks with respect thereto, shall be due and payable on the last day of the Revolving Credit Period. Each year of the Revolving Credit Period, during the period commencing on October 1st and ending on December 1st, Borrower may request that the Revolving Credit Period be extended for up to one year from the end of the then applicable Revolving Credit Period. Upon the unanimous consent of the Banks, which consent may be withheld in the sole discretion of any of the Banks, the Revolving Credit Period (and the Term of this Agreement) shall be so extended, provided that Borrower and the Subsidiaries shall execute such documentation as Banks shall require to evidence such extension. The Banks will use reasonable efforts to provide Borrower with a response to any such request for an extension of the Revolving Credit Period within 60 days following receipt thereof and of any financial information requested by any Bank; provided that, the failure of the Banks, or any one or more of them, to provide a response within such 60 day period shall not be construed to constitute consent to such an extension on the part of any of the Banks.

     3.7   Special Swing Loan Provisions.

           (a) All Swing Loans shall be payable with accrued interest thereon solely to Whitney for its own account. Upon the earlier to occur of (i) seven days after the making of any Swing Loan or (ii) at any time at the discretion of Whitney, Borrower shall repay all of such Swing

Loans in cash by 1:00 p.m., New Orleans time the following Business Day, or obtain a Revolving Credit Loan in an amount at least equal to the aggregate outstanding principal amount of all Swing Loans, together with all accrued interest thereon, and shall apply the proceeds of such Revolving Credit Loan to repay in its entirety the aggregate outstanding principal amount of all Swing Loans, together with accrued interest thereon to the date of such repayment.

           (b) In the event that any portion of any Swing Loan is not repaid as set forth above, Whitney shall promptly notify Agent and Agent shall promptly, and in no event later than 5:00 p.m., New Orleans time, two Business Days thereafter, notify each Bank in writing of the unreimbursed amount of such Swing Loan and of such Bank's Pro-Rata Share of such unreimbursed amount. Each of the Banks shall make a Revolving Credit Loan in an amount equal to such Bank's Pro-Rata Share of the unreimbursed amount of such Swing Loan, together with accrued unpaid interest thereon, and pay the proceeds thereof, in immediately available funds, directly to Whitney, not later than 1:00 p.m., New Orleans time, on the next Business Day after the date such Bank is notified by the Agent. Revolving Credit Loans made by the Banks to repay unreimbursed Swing Loans pursuant to this subsection shall constitute Revolving Credit Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Credit Loans, except that such Revolving Credit Loans shall be made upon demand by the Agent as set forth above rather than upon notice by Borrower and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Credit Loans set forth in Section 3 hereof or any other Section of this Agreement.

           (c) Each Bank's obligation to make Revolving Credit Loans in the amount of its Pro-Rata Share of any unreimbursed Swing Loan pursuant hereto is several, and not joint or joint and several. The failure of any Bank to perform its obligation to make a Revolving Credit Loan in the amount of such Bank's Pro-Rata Share of any unreimbursed Swing Loan will not relieve any other Bank of its obligation hereunder to make a Revolving Credit Loan in the amount of such other Bank's Pro-Rata Share of such unreimbursed Swing Loan. Any Bank may but shall have no obligation to any Person to assume all or any portion of any non-performing Bank's obligation to make a Revolving Credit Loan in the amount of such Bank's Pro-Rata Share of such unreimbursed Swing Loan. The Borrower agrees to accept the Revolving Credit Loans hereinabove provided, whether or not such Loans could have been made pursuant to the terms of Section 3 hereof or any other Section of this Agreement.

           (d) In the event, for whatever reason, the Agent determines that the Banks are not able to, or that it could be disadvantageous for the Banks to, advance their respective Pro-Rata Share of Revolving Credit Loans for the purpose of refunding Swing Loans as required hereunder, then each of the Banks (subject to the provisions of this Section 3.7) absolutely and unconditionally agrees to purchase and take from Whitney on demand an undivided participation interest in Swing Loans outstanding in an amount equal to their respective Pro-Rata Share of such Swing Loans.

SECTION 4. LETTERS OF CREDIT.

     4.1   Letter of Credit Commitment.

           (a) Subject to the terms and conditions of this Agreement, during the Letter of Credit Period of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Issuer shall have no liability to any of the other Banks for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Issuer has previously received notice in writing to Issuer by Borrower, the Agent or any of the other Banks of the occurrence of such Default or Event of Default), each Bank, except The Bank of Nova Scotia, hereby agrees, upon the request of and as determined by Agent, to issue irrevocable standby letters of credit for the account of Borrower or for the account of Borrower and any Subsidiary (individually, a "Letter of Credit" and collectively, the "Letters of Credit") (the "Letter of Credit Commitment") in an amount and for the term specifically requested by Borrower by notice in writing to such Bank in the form of Exhibit E attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:

               (i) Borrower, and if the Letter of Credit is to be issued for the account of Borrower and a Subsidiary, such Subsidiary, shall have executed and delivered to Issuer a Letter of Credit Application with respect to such Letter of Credit, with Borrower and any Subsidiary executing same to be jointly, severally and solidarily liable thereunder and Borrower and any such Subsidiary shall have delivered to Issuer such other documentation as Issuer may reasonably request;

               (ii) the term of any such Letter of Credit shall not extend beyond the last day of the Letter of Credit Period;

               (iii) any Letter of Credit may only be utilized to secure the payment of obligations of Borrower or any Subsidiary to third parties incurred in the ordinary course of business;

               (iv) the Total Revolver Outstandings shall not at any one time exceed the sum of the total Revolving Credit Commitments of all of the Banks;

               (v) the text of any such Letter of Credit is provided to Issuer no less than three (3) Business Days prior to the requested issuance date, the terms and conditions of which must be acceptable to Issuer;

               (vi) the sum of (A) the aggregate undrawn face amount of all outstanding Letter(s) of Credit securing obligations of Offshore plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans arising out of Letter(s) of Credit securing obligations of Offshore shall not at any one time exceed Fifteen Million and 00/100 Dollars ($15,000,000.00); and

               (vii) No Letter of Credit shall be issued securing obligations of any Joint Venture Entity.

("Issuer" shall mean the Bank that issues a Letter of Credit.)

     Banks and Borrower acknowledge and agree that the letter(s) of credit described on Schedule 4.1(a) shall be deemed outstanding Letters of Credit under this Agreement and shall be governed by the terms and provisions of this Agreement.

           (b) The Issuer will make available the original of each Letter of Credit to the beneficiary thereof (and will promptly provide each of the Banks and the Agent with a copy of such Letter of Credit).

           (c) For each Letter of Credit, Borrower (and any Subsidiary that executed the Letter of Credit Application) hereby further agrees, jointly, severally and solidarily, to pay to the Agent for the account of the Issuer and the other Banks an annual nonrefundable commitment fee payable quarterly in an amount equal to the rate per annum equal to the then current Applicable Margin for LIBOR Loans (calculated on an actual day, 360 day year basis) times the face amount (taking into account any increases or decreases therein during the period in question) of each such Letter of Credit issued hereunder ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable in arrears with respect to each Letter of Credit on the last Business Day of each calendar quarter during the term of each respective Letter of Credit and on the termination thereof (whether at its stated maturity or earlier). Borrower further agrees to pay (or cause any Subsidiary for which the Letter of Credit was issued to pay) to Issuer all reasonable administrative fees of Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit and standard negotiation charges upon demand from time to time. Each of the Banks shall be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees, but the Banks shall have no right to share in any administrative fees paid by Borrower (or any Subsidiary) to Issuer in connection with any of the Letters of Credit. In addition to the Letter of Credit Commitment Fee, for each Letter of Credit, Borrower hereby further agrees to pay (or cause any Subsidiary that executed the Letter of Credit Application to pay) to the Agent, solely for the account of the Issuer, a nonrefundable commitment fee in an amount equal to 1/8 of 1% of the undrawn face amount of each such Letter of Credit issued hereunder, which such fee shall be due and payable upon issuance of such Letter of Credit.

           (d) If the proposed beneficiary of a Letter of Credit will not accept any Bank as the Issuer of such Letter of Credit, Agent will request a financial institution selected by such beneficiary and acceptable to the Agent and the Issuer to confirm such Letter of Credit, with Borrower to be responsible for any and all fees incurred as a result of such confirmation.

     4.2   Participation by Other Banks.

           (a) Upon the issuance of a Letter of Credit, each Bank shall share the obligation represented by each such Letter of Credit so issued, in an amount equal to such Bank's Pro Rata Share. The participation of each Bank in each Letter of Credit shall be automatic. Each Bank shall make available to the Issuer, regardless of whether any Default or Event of Default shall have occurred and is continuing, an amount equal to its respective Pro Rata Share of each drawing on each Letter of Credit in same day or immediately available funds not later than 11:00 a.m. New Orleans time on each Disbursement Date (as hereinafter defined) for each such drawing. In the event that any Bank fails to make available to the Issuer the amount of such Bank's Pro Rata Share of any drawing on a Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Bank together with interest at the daily average Federal Funds Rate for the first two Business Days after the Disbursement Date and thereafter at the Base Rate.

           (b) The Issuer shall distribute to each Bank that has paid all amounts payable by it under this Section 4.2 with respect to any Letter of Credit issued by the Issuer such Bank's Pro Rata Share of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by Issuer under such Letter of Credit when such payments are received (to the extent that such Bank has not already received such amounts).

     4.3 Disbursements. The Issuer shall notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit (on the date of presentment, if possible, and otherwise on the next Business Day, it being agreed that such notice may be made by phone), together with notice of the date (the "Disbursement Date") such payment shall be made, and the Agent will promptly notify the Banks of such matters. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. On the Disbursement Date, Borrower shall, contemporaneous with a payment on such Letter of Credit, reimburse (or cause any Subsidiary for which the Letter of Credit was issued to reimburse) Issuer and the other Banks (to the extent each Bank has paid its Pro Rata Share of such drawing) for all amounts which will be or have been disbursed under such Letter of Credit. In the event a payment under a Letter of Credit is made without contemporaneous receipt of payment from Borrower in accordance with this
Section 4.3, such payment shall constitute a loan (individually a "Letter of Credit Loan" and collectively, the "Letter of Credit Loans") by Issuer and the other Banks (to the extent each Bank has paid its Pro Rata Share of such drawing) to Borrower. All Letter of Credit Loans shall accrue interest at the Base Rate and shall be payable on demand. The Issuer shall promptly distribute to each Bank that has paid all amounts payable by it under Section 4.2 with respect to a Letter of Credit such Bank's Pro Rata share of all interest and other amounts received by Issuer from Borrower (or any Subsidiary) under the Letter of Credit Loan relating to such Letter of Credit (to the extent that such Bank has not already received such amounts).

     4.4 Reimbursement. Borrower's obligation under Section 4.3 to reimburse the Issuer and the other Banks with respect to each drawing under each Letter of Credit (including interest thereon) (to the extent each Bank has paid its Pro Rata Share of such drawing), and each Bank's obligation to fund each drawing shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower or any Bank may have or have had against any Bank, the Borrower or any beneficiary of a Letter of Credit, including, without limitation, any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, or any failure to apply or misapplication by the beneficiary of the proceeds of any disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit.

     4.5 Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence of any Event of Default under this Agreement, at Agent's option, Borrower shall, upon Agent's demand, deliver to Agent cash or other collateral acceptable to Agent, in its sole and absolute discretion, having a value, as determined by Agent, at least equal to the aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Agent pursuant to this
Section 4.5 shall be held by Agent in a separate account at Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Agent as collateral security for the payment of the Borrower's Obligations. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section 4.5 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to Agent. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Agent to pay any amounts drawn or paid under or pursuant to any Letter of Credit, but may be applied to reimburse Issuer and/or the other Banks for drawings or payments under or pursuant to the Letters of Credit which the Issuer and/or the other Banks have paid, or if no such reimbursement is required shall be applied to such other of Borrower's Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 4.5 after the payment in full of all of the Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of any expenses of the Banks).

     4.6 Nature of Reimbursement Obligations. Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Except to the extent of its own gross negligence or wilful misconduct, the Issuer shall not be responsible for:

           (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

           (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part;

           (c) failure of the beneficiary to comply fully with conditions required (except the presentment of any required documents, as set forth in the applicable Letter of Credit, to the Issuer) in order to demand payment under a Letter of Credit;

           (d) errors, omissions, interruptions, or delays in transmission or delivery of any information or messages, by mail, cable, telegraph, telex, or otherwise;

           (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit or of the proceeds thereof;

           (f) errors in interpretation of technical terms;

           (g) any misapplication by a beneficiary of the proceeds of any disbursement under any Letter of Credit; or

           (h) any consequences arising from causes beyond the control of the Issuer including, without limitation, acts of any Governmental Authority.

     None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted to the Issuer hereunder.

     4.7 Indemnity. In addition to amounts payable as elsewhere provided in this Section 4, Borrower hereby agrees to protect, defend, hold harmless and indemnify Issuer, and any of Issuer's correspondents or affiliates and their respective officers, directors, and agents, from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of (y) the gross negligence or wilful misconduct of the Issuer or (z) the Issuer's failure to pay under any Letter of Credit after the presentation to it of a request complying with the terms and conditions of the Letter of Credit, or (ii) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

SECTION 5. GENERAL PROVISIONS FOR ALL LOANS.

     5.1   Duration of Interest Periods and Selection of Interest Rates.

     (a) The commencement date and duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Notice of Borrowing. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan, and the interest rate to be applicable during such subsequent Interest Period (and, Borrower shall have the option (x) in the case of any Base Rate Loan, to elect that such Loan become a LIBOR Loan and the Interest Period to be applicable thereto or (y) in the case of any LIBOR Loan, to elect that such Loan become a Base Rate Loan), by giving notice of such election to the Agent by 11:00 a.m. (New Orleans time) on the day of, in the case of the election of the Base Rate, by 11:00 a.m. (New Orleans time) at least three (3) Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under
Section 9 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Base Rate Loan into a LIBOR Loan. By 1:00 p.m. (New Orleans time) on the date of receipt of each such notice of conversion or continuation of a Loan from Borrower, Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Loan. A notice by Borrower under this Section 5.1(a) shall not be revocable by Borrower. All LIBOR Loans, whether by conversion or by an advance, shall be in a principal amount of at least $5,000,000.00 or multiples of $500,000.00 in excess thereof. All Loans which bear interest at a particular LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Loan. Borrower shall not have more than ten (10) LIBOR Loans outstanding at any one time.

     (b) If the Agent does not receive a notice of election for the continuation of a LIBOR Loan for a subsequent Interest Period pursuant to subsection (a) above within the applicable time limits specified therein, Borrower shall be deemed to have elected to convert such LIBOR Loan on the last day of the current Interest Period with respect thereto to a Base Rate Loan in the principal amount of such expiring LIBOR Loan on such date.

     (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

     (d) Borrower hereby authorizes the Agent to rely on telephonic, telegraphic, telecopy, telex or written instructions believed by the Agent in good faith to have been sent or delivered by any person identifying himself or herself as John Dane III, Rick S. Rees or Emile J. Dumesnil (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent) with respect to any request to make a Loan or a repayment hereunder, or to convert any Base Rate Loan or LIBOR Loan to any other type of Loan available hereunder, and on any signature which the Agent in good faith believes to be genuine. Borrower shall be bound thereby in the same manner as if such person was actually authorized or such signature was genuine. Borrower also hereby agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making or converting Loans or making repayments hereunder.

     5.2   Interest Rates; Interest Payments.

       (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate. Such interest shall be payable on all such Loans quarterly in arrears on the last day of each quarter (or the immediate subsequent Business Day if any such last day is not a Business Day), commencing on the first day after such Base Rate Loan is made, and at maturity. Additionally, Borrower shall pay interest on any such Loan upon conversion to a LIBOR Loan. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2%) plus the rate otherwise in effect for such day.

       (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate; provided that if any LIBOR Loan or any portion thereof shall, as a result of clause (iv) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on, any LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of two percent (2%) plus the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such LIBOR Loan or (ii) the rate applicable to Base Rate Loans for such day; provided that, the rate of interest shall not exceed the maximum rate of interest permitted under La. R.S. 9:3509.

       (c) The Agent shall (in accordance with this Agreement) determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to Borrower and the Banks by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall occur.

     5.3   Fees.

       (a) Borrower shall pay to Agent for the account of the Banks, in arrears, on the last day of March, June, September and December in each year (or, if such day is not a Business Day, on the next succeeding Business Day) and on the last day of the Revolving Credit Period, an unused fee

(the "Unused Fee") equal to: (i) one fourth (1/4) of the rate per annum set forth in the column labeled "Unused Fee" in the definition of "Applicable Margin" that corresponds to Borrower's Ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter (but excluding the fiscal quarter ending on such payment date) to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (but excluding the fiscal quarter ending on such payment date) multiplied by (ii) the unused Revolving Credit Commitments of all of the Banks during the preceding fiscal quarter (but excluding the fiscal quarter ending on such payment date), or portion thereof, which unused Revolving Credit Commitments shall be arrived at by dividing the sum of the unused Revolving Credit Commitments of the Banks for each day of that quarter as of the close of each day, by 90. Upon, receipt, Agent shall promptly pay each Bank its Pro Rata Share of any such Unused Fee paid by Borrower. The unused Revolving Credit Commitments shall be defined as (x) the total of the Revolving Credit Commitments of all of the Banks minus (y) the sum of (1) the principal amount of all outstanding Revolving Credit Loans, (2) the principal amount of all outstanding Letter of Credit Loans, and (3) the aggregate undrawn face amount of all outstanding Letters of Credit.

       (b) Borrower shall pay to Agent an agreed upon annual fee. Borrower shall pay an origination fee to the Banks equal to 1/4 of 1% of the total Revolving Credit Commitments, which fee shall be due and payable in quarterly installments due on the effective date of this Agreement, June 30, 1999, September 30, 1999 and December 31, 1999; provided that, if not earlier paid, the entire unpaid origination fee shall become due and payable upon the earlier of (a) the date of any sale, merger or consolidation not permitted by Section
8.2 hereof, (b) the occurrence of an Event of Default, (c) the termination of the Revolving Credit Commitments.

     5.4   Early Payments.

       (a) Borrower may, upon notice to the Agent specifying that it is paying its Revolving Credit Loans which are Base Rate Loans, pay without penalty or premium such Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000.00, or any larger multiple of $100,000.00; provided, however, that in no event may Borrower make a partial payment of Base Rate Loans which results in the total outstanding Revolving Credit Loans which are Base Rate Loans being greater than zero but less than $1,000,000.00. Each such optional payment shall be applied to pay the Base Rate Loans of the several Banks in proportion to their respective Revolving Credit Commitments.

       (b) Borrower may, upon at least one (1) Business Day's notice to the Agent specifying that it is paying its Revolving Credit Loans which are LIBOR Loans, pay without penalty or premium on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $1,000,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that
(i) in no event may Borrower pay any Loan with respect to which Borrower has given a notice of conversion to or continuation of a LIBOR Loan pursuant to
Section 5.1(a) and (ii) in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding Revolving Credit Loans which are LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $1,000,000.00. Each such optional payment shall, subject to

Section 5.6, be applied to pay such LIBOR Loans of the several Banks in proportion to their respective Revolving Credit Commitments.

       (c) Borrower shall deliver the proceeds (net of reasonable attorney's fees, accountant's fees, investment banking fees, and other customary fees and expenses incurred in connection therewith, net of amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder, and net of taxes paid or reasonably estimated to be payable currently as a result thereof) from any Permitted Transfer to Agent for the benefit of the Banks to be applied ratably against the principal outstanding on the Obligations.

       (d) Upon receipt of a notice of payment pursuant to any of Sections 5.4(a) through (c) above, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such payment and such notice shall not thereafter be revocable by Borrower.

       (e) Borrower may, upon notice to the Whitney specifying that it is paying its Swing Loan, pay without penalty or premium such Swing Loan in whole at any time, or in part from time to time.

     5.5 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable hereunder, not later than 12:00 noon (New Orleans time) on the date when due (2:00 p.m. New Orleans Time in the case of payments on the Swing Loans), in federal or other funds immediately available in New Orleans, Louisiana, to the Agent at its address referred to in Section 11.7. The Agent will promptly distribute to each Bank in immediately available funds its ratable share of each such payment received by the Agent for the account of the Banks, provided, however, that payments of principal, interest and fees with respect to the Swing Line Note and the Swing Loans shall be retained by Whitney for its own account. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, except that in the case of LIBOR Loans such payment dates shall be subject to the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     5.6 Funding Losses. Notwithstanding any provision contained herein to the contrary, if Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 3.1, 5.4, 9 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if Borrower fails to borrow or pay any LIBOR Loan after notice has been given to the Agent in accordance with Section 3.3, 5.1 or 5.4(b), Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to Borrower a certificate as to the amount of such losses and expenses; provided that, Borrower shall not be obligated to reimburse the Banks for any losses and expenses pursuant to this Section 5.6 resulting from (a) any payment made by Borrower immediately prior to or within 5 days after a breach by Borrower of Section 8.1(m)(v) or (b) any payments required by Section 8.2(c)(ii)(C) or Section 5.4(c).

     5.7 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period, the Agent determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period, or it becomes impractical for Agent or any Bank to obtain funds to make or maintain any borrowing bearing interest at the LIBOR Rate, or Agent or any Bank shall have determined that the LIBOR Rate will not adequately and fairly reflect the cost to Agent or any Bank of making, maintaining, or funding a proposed borrowing that Borrower has requested to bear interest at the LIBOR Rate, then the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make LIBOR Loans shall be suspended, and (b) Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan, or convert the then outstanding principal amount of each of its LIBOR Loans to a Base Rate Loan on the last day of the then current Interest Period applicable to each such LIBOR Loan.

     5.8 Illegality. If, after the effective date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Loans to Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give written notice thereof to the other Banks and Borrower. If Agent provides Borrower with such written notice, Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund such LIBOR Loan to such day or
(b) within fifteen (15) days of the receipt of such notice if such Bank may not lawfully continue to fund and maintain such LIBOR Loan to such day, provided that Borrower shall not be obligated to reimburse any such Bank for any losses or expenses as provided in Section 5.6. Concurrently with repaying each LIBOR Loan of such Bank, Borrower may borrow a Base Rate Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Base Rate Loan to Borrower.

     5.9   Increased Cost.

       (a) If after the effective date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (a "Regulatory Change"):

       (A) shall subject any Bank to any tax, duty or other charge with respect to its LIBOR Loans, its Revolving Credit Notes or its obligation to make LIBOR Loans hereunder, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

       (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank or the Interbank Eurodollar market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, its Revolving Credit Notes or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its good faith judgment, to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to LIBOR Reserve Percentage in the calculation of the interest rate applicable to LIBOR Loans, then, within fifteen (15) days after notice by such Bank to Borrower together with a copy of the official notice of the applicable change in law (if applicable) and a work sheet showing how the change in cost or reduction or increase in amount received or receivable was calculated (with a copy to the Agent and all of the other Banks), Borrower shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower and the Agent of any event of which it has knowledge, occurring after the effective date hereof, which will entitle such Bank to compensation pursuant to this Section. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

       (b) If any Bank demands compensation under this Section, Borrower may at any time, upon at least three (3) Business Days' prior notice to such Bank and the Agent, repay in full its then outstanding LIBOR Loans, as the case may be, of such Bank, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under Section 5.6. Concurrently with repaying such LIBOR Loans of such Bank, Borrower may borrow from such Bank a Base Rate Loan in an amount equal to the aggregate principal amount of such LIBOR Loans, and, if Borrower so elects, such Bank shall make such a Base Rate Loan to Borrower.

       (c) At the time it becomes a party to this Agreement, each Bank that is organized under the laws of a jurisdiction outside the United States shall deliver to the Agent and Borrower either a valid and currently effective Internal Revenue Service Form 1001 or Form 4224 or, in the case of a Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent version thereof or successors thereto, (and if such Bank delivers a Form W-8, a certificate representing that such Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Bank establishing that payments relating to this Agreement are (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax.

       (d) Notwithstanding anything to the contrary contained in this Section 5.9, Borrower shall not be required to pay any additional amounts to any Bank in respect of United States Federal withholding tax if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of paragraph (c) above.

       (e) Any Bank claiming any additional amounts payable pursuant to this
Section 5.9 or under Section 5.11 below shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or documents requested by Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

     5.10 Base Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by a Bank pursuant to Section 5.7 or 5.8 or by Borrower pursuant to
Section 5.9(b) requiring LIBOR Loans of any Bank to be repaid, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Base Rate Loans. Such Bank shall notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

     5.11 Capital Adequacy. If, after the effective date of this Agreement, any Bank shall have determined that the adoption of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Bank's capital in respect of any Letter of Credit or its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Bank within fifteen
(15) days of a written demand such additional amount or amounts as will compensate such Bank for such reduction. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. Each Bank will promptly notify the Borrower of any event occurring after the effective date hereof of which it has knowledge which will entitle such Bank to compensation pursuant to this section 5.11.

     5.12 Survival of Provisions. All provisions relating to reimbursement to any Bank of amounts sufficient to protect the yield to such Bank with respect to the Loans, including, without limitation, Sections 5.7, 5.8 and 5.9 hereof, shall survive the payment of the Notes and the termination of this Agreement.

     5.13 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 5.6) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate.

     5.14 Computation of Interest. Interest on Base Rate Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof but excluding the last day thereof.

     5.15  Security.  In order to secure payment when due of the Obligations:

       (a) Security Agreements. Borrower shall execute a Security Agreement substantially in the form of Exhibit O(1) and Borrower shall cause each Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, to execute a Security Agreement substantially in the form of Exhibit O(2) in favor of Agent for the benefit of the Agent and the Banks. Borrower shall execute and cause each Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, to execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the security interest created by the Security Agreements.

       (b) Mortgages and Deeds of Trust. Borrower shall cause each Wholly Owned Subsidiary, other than Offshore, owning any land, building or improvement or holding any Leasehold Interest, that is not a Foreign Subsidiary, to execute and deliver or cause to be executed and delivered to Agent (i) such Collateral Mortgages, Deeds of Trust and Florida Mortgages, substantially in the form of Exhibits J(1), K(1), L(1), and M(1), respectively, and such other security documents, as Agent requires to create and perfect a Lien upon such land, building or improvement (and any related Property) in favor of Agent for the benefit of Agent and the Banks; and (ii) within thirty (30) days after the date hereof, (A) such Collateral Mortgages and Deeds of Trust, substantially in the form of Exhibits J(2) and K(2), respectively, and such other mortgages, deeds of trust and security documents, as Agent requires to create and perfect a Lien upon such Leasehold Interest (and any related Property) in favor of Agent for the benefit of Agent and the Banks and (B) a Consent to Leasehold Mortgage/Deed of Trust relating to each mortgage or deed of trust on a Leasehold Interest not listed on Schedule 5.15(b), executed by the lessor of such Leasehold Interest, or such other agreement satisfactory to Agent, to the extent that such Subsidiary can through reasonable efforts (which shall not require the payment of compensation to such lessor in exchange for such agreement) arrange for the execution of such agreement.

       (c) Preferred Ship Mortgages. Borrower shall cause each Wholly Owned Subsidiary owning Documented Vessel(s), other than Offshore, that is not a Foreign Subsidiary, to execute and deliver to Agent a Preferred Ship Mortgage substantially in the form of Exhibit H encumbering such Documented Vessel(s) (and any related Property) in favor of Agent for the benefit of the Agent and the Banks.

       (d) Continuing Guarantees. Borrower shall cause each Wholly Owned Subsidiary that is not a Foreign Subsidiary to execute and deliver to Agent a Continuing Guaranty substantially in the form of Exhibit C.

       (e) Pledge Documents. Borrower shall execute and deliver, and cause each Subsidiary to execute and deliver, to Agent Pledge Documents with respect to each Wholly Owned Subsidiary and each Joint Venture Entity. Within thirty (30) days of the creation or acquisition of any Wholly Owned Subsidiary or the acquisition of any interest, directly or indirectly, in any Joint Venture Entity, in each case in accordance with the terms of this Agreement, Borrower
(i) shall execute and deliver, and cause each Subsidiary to execute and deliver, to Agent Pledge Documents with respect to such Wholly Owned Subsidiary or Joint Venture Entity, as the case may be; provided that, the Pledge Documents shall not encumber in excess of sixty-five percent (65%) of the outstanding voting equity interest in any Foreign Subsidiary and (ii) shall deliver to Agent, opinions of counsel for Borrower and any such Subsidiary relating to such Transaction Documents and such other matters as Banks may reasonably require and satisfactory in form and substance to the Agent together with all resolutions, certificates, information, approvals, documents or other instruments as the Agent may reasonably request.

       (f) New Subsidiaries. Within thirty (30) days of the creation or acquisition of any Wholly Owned Subsidiary that is not a Foreign Subsidiary, in each case, in accordance with the terms of this Agreement, Borrower shall cause such Wholly Owned Subsidiary to execute and deliver or cause to be delivered to Agent (i) a Continuing Guarantee substantially in the form of Exhibit C, (ii) a Security Agreement substantially in the form of Exhibit O(2), (iii) such Collateral Mortgages, Deeds of Trust, Florida Mortgages and Preferred Ship Mortgages, substantially in the form of Exhibits J(1), J(2), K(1), K(2), L(1), M(1), and H, respectively, and such other security documents, as Agent requires to create and perfect a Lien upon the land, improvements, buildings, Leasehold Interests, Documented Vessels and drydocks (and any related Property) of such Subsidiary, (iv) a Consent to Leasehold Mortgage/Deed of Trust relating to any such mortgage or deed of trust on a Leasehold Interest executed by the lessor of such Leasehold Interest or such other agreement satisfactory to Agent, to the extent that Borrower or such Subsidiary can through reasonable efforts (which shall not require the payment of compensation to such lessor in exchange for such agreement) arrange for the execution of such agreement and (v) opinions of counsel for Borrower and such Subsidiary relating to such Transaction Documents and such other matters as Banks may reasonably require and satisfactory in form and substance to the Agent together with all resolutions, certificates, information, approvals, documents or other instruments as the Agent may reasonably request. Borrower shall also cause such Subsidiary, within such time period, to execute any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the Liens created by such Transaction Documents.

       (g) Additional Property. Within thirty (30) days after the acquisition by Borrower or any Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, of any land, improvement, building, Leasehold Interest, Documented Vessel, or drydock, Borrower and such Subsidiary acquiring such Property shall execute and deliver or cause to be executed and delivered to Agent (i) such Security Agreements, Collateral Mortgages, Deeds of Trust, Florida Mortgages, and Preferred Ship Mortgages, substantially in the form of Exhibits O(1), O(2), J(1), J(2), K(1), K(2), L(1), M(1) and H, respectively, and such other security documents, as Agent requires to create and perfect a Lien upon such Property (and any related Property) in favor of Agent for the benefit of Agent and the Banks, (ii) a Consent to Leasehold Mortgage/Deed of Trust relating to any such mortgage or deed of trust on a Leasehold Interest executed by the lessor of such Leasehold Interest or such other agreement satisfactory to Agent, to the extent that Borrower or such Subsidiary can through reasonable efforts (which shall not require the payment of compensation to such lessor in exchange for such agreement) arrange for the execution of such agreement and
(iii) opinions of counsel for Borrower and such Subsidiary relating to such Transaction Documents and such other matters as Banks may reasonably require and satisfactory in form and substance to the Agent together with all resolutions, certificates, information, approvals, documents or other instruments as the Agent may reasonably request. Within thirty

(30) days after any vessel owned by Borrower or any Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, becomes a Documented Vessel, Borrower or such Subsidiary owning such vessel shall execute and deliver to Agent a Preferred Ship Mortgage substantially in the form of Exhibit H encumbering such Documented Vessel(s) (and any related Property) in favor of Agent for the benefit of the Agent and the Banks. Borrower shall execute or cause such Subsidiary to execute, within such time period, any and all financing statements, continuation statements and such other documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the Liens created by such Transaction Documents.

       (h) Further Documents. Borrower shall execute, and shall cause each Subsidiary to execute, any and all documents as may from time to time be requested by Agent or the Banks in order to create, perfect and maintain the Liens created by the Transaction Documents subject only to Permitted Liens.
Upon demand, Borrower shall pay to Agent or to any other party designated by Agent all filing fees incurred by Agent in the perfection of the Liens contemplated by the Transaction Documents (provided that Borrower shall not be obligated to pay the cost of recording the Florida Mortgages unless an Event of Default occurs). Borrower shall use, and shall cause each Wholly Owned Subsidiary to use, reasonable efforts to obtain the consent of the lessor of any leasehold interest in any land, building and/or improvement held by Borrower or any Wholly Owned Subsidiary to the creation of a Lien upon such leasehold interest in favor of Agent for the benefit of the Agent and the Banks (which shall not require the payment of compensation to such lessor in exchange for such consent).

     5.16 Guaranty of Obligations of Subsidiaries. Borrower hereby unconditionally, irrevocably, jointly, severally and solidarily guarantees the due and punctual payment to the Agent for the benefit of the Banks when stated to be due of all present and future obligations and liabilities of each Subsidiary evidenced by or arising under or in connection with the Security Agreements, Collateral Mortgages, Deeds of Trust, Preferred Ship Mortgages, Florida Mortgages, Pledge Agreements and/or any other security documents executed by such Subsidiary in favor of Agent for the benefit of Agent and the Banks, whether direct or contingent, due or to become due or now existing or hereafter arising.

     5.17 Appraisals, Title Insurance, etc. Upon the occurrence of an Event of Default, Borrower shall be obligated to reimburse the Agent and the Banks for all reasonable out-of-pocket costs and expenses incurred by the Agent and each of the Banks for appraisals, title insurance, environmental site assessments and surveys of or for the Property of Borrower and each Wholly Owned Subsidiary that is not a Foreign Subsidiary and for all costs of recordation of any Florida Mortgages, whether incurred prior to or after such Event of Default.

     5.18 Form of Transaction Documents. Borrower will agree to such modifications to the form of the Continuing Guarantees, Security Agreements, Collateral Mortgages, Deeds of Trust, Preferred Ship Mortgages, Florida Mortgages and Pledge Agreements that are reasonably necessary to comply with applicable law or that Agent may otherwise reasonably require.

SECTION 6. PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

     6.1 Initial Revolving Credit Loan, Initial Swing Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make the initial Revolving Credit Loan hereunder, Whitney shall have no obligation to make the initial Swing Loan hereunder, and the Banks shall have no obligation to issue a Letter of Credit hereunder unless the Agent shall have received on the effective date hereof:

       (a) This Agreement, the Notes, the Security Agreement, the Pledge Documents, and the other Transaction Documents required by Section 5.15, each executed by a duly authorized officer of Borrower;

       (b) The Continuing Guarantee by each Wholly Owned Subsidiary that is not a Foreign Subsidiary, the Security Agreement by each Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, and the other Transaction Documents required by Section 5.15, each executed by a duly authorized officer of such Subsidiary;

       (c) A copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents delivered at or prior to the closing, certified by the Secretary or an Assistant Secretary of Borrower;

       (d) A copy of resolutions of the Board of Directors of each Subsidiary that is a corporation, duly adopted, which authorize the execution, delivery and performance of the Transaction Documents executed by such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary;

       (e) A copy of authorizations of the members or partners of each Subsidiary that is a partnership, limited partnership, or limited liability company, which authorize the execution, delivery and performance of the Transaction Documents executed by such Subsidiary delivered at or prior to closing, executed by the members or partners of such Subsidiary;

       (f) An incumbency certificate, executed by the Secretary or an Assistant Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents delivered at or prior to the closing;

       (g) An incumbency certificate, executed by the Secretary or an Assistant Secretary of each Subsidiary, which shall identify by name and title and bear the signatures of the officer of such Subsidiary executing the Transaction Documents executed by such Subsidiary delivered at or prior to the closing;

       (h) Opinions of counsel for Borrower and the Subsidiaries satisfactory to Agent relating to the Transaction Documents and such other matters as the Banks may reasonably require and satisfactory in form and substance to the Agent;

       (i) Payment of Agent's costs and expenses as provided for in Section
11.3 and payment to Agent for the ratable benefit of the Banks of the fee required under Section 5.3(b) herein; and

       (j) All documents executed or submitted pursuant hereto by or on behalf of Borrower of any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; and the Agent and its counsel shall have received all information, approvals, opinions, documents or other instruments as the Agent or its counsel may reasonably request.

       Any one or more of the conditions set forth above which have not been satisfied by Borrower on or prior to the effective date hereof shall not be deemed permanently waived unless Agent and the Banks shall waive the same in a writing which expressly states that the waiver is permanent, and, in all cases in which the waiver is not stated to be permanent, Agent and the Banks may at any time subsequent thereto insist upon compliance and satisfaction of any such condition as a condition to any new Loan advance and/or to the requested conversion of any interest rate on any outstanding Loan hereunder, and Banks shall have no obligation to make any such advance or to convert any such interest rate until all such conditions have been satisfied.

     6.2 All Loans. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make any further Revolving Credit Loan hereunder or to convert any Loan to a LIBOR Loan or to extend any LIBOR Loan for a new Interest Period, and Whitney shall have no obligation to make any further Swing Loan hereunder, unless:

       (a) With respect to any new Revolving Credit Loan advance, the Agent shall have received a Borrowing Notice for such Revolving Credit Loan as required by Section 3.3;

       (b) With respect to any conversion of a Loan to or continuation of any Loan as a LIBOR Loan, the Agent shall have received the notice for such conversion or continuation as required by Section 5.1;

       (c) On the date of and immediately after giving effect to such Revolving Credit Loan, such Swing Loan or such interest rate conversion or extension, no Default or Event of Default under this Agreement shall have occurred and be continuing;

       (d) No change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since December 31, 1998, and be continuing; and

       (e) Except for subsequent changes consented to in writing by the Required Banks after the effective date hereof, or as permitted pursuant to this Agreement or the other Transaction Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan, such Swing Loan or such interest rate conversion or continuation as if made on and as of the date of such Revolving Credit Loan, such Swing Loan or such interest rate conversion or continuation (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representation and warranties shall have been true and correct on and as of such earlier date)).

     Each request for a Revolving Credit Loan by Borrower hereunder, each request for a Swing Loan by Borrower hereunder and each request by Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be deemed to be a representation and warranty by Borrower on the date of such Revolving Credit Loan, such Swing Loan or such conversion or continuation, as the case may be, as to the facts specified in clauses (c), (d) and (e) of this Section 6.2.

     6.3 Letters of Credit. Notwithstanding any provision contained herein to the contrary, Issuer shall have no obligation to issue any Letter of Credit after the effective date hereof unless:

       (a) Issuer shall have received a Letter of Credit Request for such Letter of Credit as required by Section 4.1(a);

       (b) Issuer shall have received a Letter of Credit Application for such Letter of Credit as required by Section 4.1(a), duly executed by an authorized officer of Borrower and of a Subsidiary (if such Letter of Credit is for the account of such Subsidiary) as account party;

       (c) Borrower shall have complied with all of the procedures and requirements set forth in Section 4.1;

       (d) On the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

       (e) No change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole and having a Material Adverse Effect shall have occurred since December 31, 1998, and be continuing;

       (f) Except for subsequent changes consented to in writing by the Required Banks after the effective date hereof, or as permitted pursuant to this Agreement or the other Transaction Documents, all of the representations and warranties of Borrower contained in Section 7 of this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit (except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representation and warranties shall have been true and correct on and as of such earlier date)); and

       (g) Issuer shall have received such other documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d), (e) and (f) of this Section 6.3.

SECTION 7. REPRESENTATIONS AND WARRANTIES.

     Borrower hereby represents and warrants to each of the Banks that:

     7.1 Existence and Power. Borrower and each Subsidiary: (a) is duly organized, validly existing and, if it is a corporation, in good standing under the laws of the jurisdiction of its organization; (b) has all requisite powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is qualified to transact business as a foreign entity in, and, if it is a corporation, is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

     7.2 Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents are within the powers of Borrower and have been duly authorized by all necessary action. The execution, delivery and performance by each Subsidiary of any Continuing Guarantee, Letter of Credit Application(s) and other Transaction Documents executed by such Subsidiary are within the powers of such Subsidiary and have been duly authorized by all necessary action.

     7.3 Binding Effect. This Agreement, the Notes and the other Transaction Documents executed contemporaneously with the execution of this Agreement have been duly executed and delivered by Borrower and each Subsidiary, as applicable, and constitute the legal, valid and binding obligations of Borrower and each Subsidiary, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the Letter of Credit Application(s) and any future Transaction Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower and each Subsidiary, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.4 Financial Statements. Borrower has furnished each of the Banks with the following financial statements: (1) the consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of March 31, 1998, all certified by Borrower's independent certified public accountants, which financial statements have been prepared as determined in accordance with GAAP consistently applied; and (2) unaudited consolidated balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of December 31, 1998, certified by the Vice President of Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with standard accounting practices of the Borrower and its Subsidiaries consistently applied. Borrower further represents and warrants to each of the Banks that: (1) said balance sheets and their accompanying notes fairly present the condition, respectively, of Borrower and its Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower or any of its Subsidiaries since September 30, 1998; and (3) neither Borrower nor any Subsidiaries had, as of the respective dates of such financial statements, any material direct or contingent liabilities which are not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

     7.5 Litigation. There is no action, proceeding or claim pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, agency or official (including, but not limited to, any ERISA plan administrator) which, if adversely determined against Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect or which would need to be disclosed, as determined in accordance with GAAP, in Borrower's or any Subsidiary's financial statements. Neither Borrower nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect. As of the effective date hereof, there are no outstanding judgments against Borrower or any Subsidiary.

     7.6 ERISA. Borrower and each Subsidiary are in compliance in all material respects with the applicable provisions of ERISA and the Code (pertaining to any Pension Plan), and have not engaged in, or permitted to exist or occur, any condition, event or transaction which could result in the incurrence by Borrower or any Subsidiary or ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect.

     7.7 Tax Payment. There is no proposed, asserted or assessed tax deficiency against Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     7.8 Subsidiaries; Joint Venture Entities. The Subsidiaries, Foreign Subsidiaries, Joint Venture Entities and Wholly Owned Subsidiaries are accurately and correctly set forth on Schedules 2.1(b), 2.1(c), 2.1(d) and 2.1(e) respectively, as the same may from time to time be amended, modified or supplemented as provided herein. The capital stock or membership or partnership interest, as the case may be, of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Borrower may at any time amend, modify or supplement Schedules 2.1(b), 2.1(c), 2.1(d) and 2.1(e) by notifying the Agent in writing of any changes thereto, including any formation, acquisition, merger or liquidation of Subsidiaries or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement and provided that any such new Subsidiary shall, within thirty (30) days of the creation or acquisition of such Subsidiary, execute and deliver to Agent for the benefit of Agent and the Banks the Transaction Documents required by Section 5.15.

     7.9 Compliance With Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate or other restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on Borrower's or any Subsidiary's financial statements heretofore submitted to the Banks; neither the execution and delivery by Borrower and the Subsidiaries of the Transaction Documents nor the consummation of the transactions therein contemplated has violated or will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any Subsidiary, or any of the provisions of Borrower's or any Subsidiary's Articles of Incorporation, Bylaws, Articles of Organization, Operating Agreement or Partnership Agreement or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower or any Subsidiary is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Agent and/or the Banks pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents that has not already been obtained.

     7.10  Other Debt, Guarantees, Capitalized Leases.  Except as disclosed on
Schedule 7.10 attached hereto as of the effective date of this Agreement, and except for Debt incurred or made on or after the effective date hereof as permitted under Section 8.2(a) and the other provisions of this Agreement, neither Borrower nor any Subsidiary of Borrower is a borrower, guarantor or obligor with respect to any Debt or Guarantees.

     7.11 Labor Matters. Neither Borrower nor any Subsidiary is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary is subject which could reasonably be expected to have a Material Adverse Effect. Hours worked and payments made to the employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 7.11 attached hereto, all payments due from Borrower or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books as determined in accordance with GAAP.

     7.12 Title to Property. Borrower and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary to conduct its business, free and clear of all Liens other than the Permitted Liens. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession in all material respects under all leases under which they are operating as lessees.

     7.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by any of the Banks, Borrower shall furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     7.14 Investment Company Act of 1940: Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     7.15 Patents, Licenses, Trademarks, Etc. Borrower and each of its Subsidiaries have all permits, certificates, licenses (including patent and copyright licenses), approvals and other authorizations required in connection with the operation of their businesses, except those which the failure to have could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to Borrower's actual knowledge, threatened litigation, or arbitration in which it is alleged that Borrower or any Subsidiary has violated or breached any patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which could reasonably be expected to have a Material Adverse Effect.

     7.16  Environmental and Safety and Health Matters.  Except as disclosed on
Schedule 7.16 attached hereto: (i) the operations of Borrower and each Subsidiary comply in all respects with (A) all applicable lawfully promulgated, enacted, entered or finalized Environmental Laws and (B) all applicable lawfully promulgated, enacted, entered or finalized Occupational Safety and Health Laws, which the failure to comply with could reasonably be expected to have a Material Adverse Effect; (ii) none of the operations of Borrower or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which could reasonably be expected to have a Material Adverse Effect; (iii) to Borrower's actual knowledge, none of the operations of Borrower or any Subsidiary is the subject of any material federal or state investigation evaluating whether any remedial action is needed to respond to any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary; (iv) neither Borrower nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law (pertaining to a matter which has not been resolved) reporting (A) any past or present spillage, disposal or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or any other hazardous, toxic or dangerous waste, substance or constituent or other substance which could reasonably be expected to have a Material Adverse Effect, or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary which could reasonably be expected to have a Material Adverse Effect; and (v) neither Borrower nor any Subsidiary has to its actual knowledge any contingent liability which could reasonably be expected to have a Material Adverse Effect in connection with (A) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful environmental condition at any premises of Borrower or such Subsidiary.

     7.17 Investments. Except as disclosed on Schedule 7.17 attached hereto neither Borrower nor any Subsidiary has any Restricted Investments.

     7.18 No Default. No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default (and no event has occurred which with the giving of notice or the passage of time would constitute a default or an event of default) under or with respect to any indenture, contract, agreement, lease or other instrument to which Borrower or any Subsidiary is a party or by which Borrower, any Subsidiary or any Property of Borrower or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary of Borrower is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

     7.19 No Burdensome Restrictions. No agreement or obligation of Borrower or any of its Subsidiaries in effect on the effective date hereof and no statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, on the effective date hereof materially adversely affects Borrower or any Subsidiary, or insofar as Borrower may reasonably foresee may have a Material Adverse Effect.

     7.20 Government Contracts. Neither Borrower nor any Subsidiary has ever been barred from contracting (as a first tier or any level of subcontractor) for or bidding on any contract with or for any U. S. Governmental Authority (each a "Government Contract" and collectively, the "Government Contracts") or had a Government Contract canceled or terminated for default by Borrower or any Subsidiary, as the case may be. Neither Borrower nor any Subsidiary is currently barred from (or has received notice that it is under investigation with respect to a possible bar or may be barred from) bidding on or entering into any Government Contract. None of Borrower's or any Subsidiary's current or backlogged Government Contracts have been forfeited or canceled for the convenience of any Governmental Authority or for the default of the Borrower or any Subsidiary, as the case may be. Neither the Borrower nor any Subsidiary has been given notice (i) that any such contract may be or will be canceled for the convenience of any Governmental Authority or a default by Borrower or any Subsidiary, as the case may be, (ii) that a major Borrower or any Subsidiary program or contract will be eliminated or substantially reduced or suspended,
(iii) requiring or resulting in, loss of use or substantial impairment or interference of use by Borrower or any Subsidiary, as the case may be, of any facilities owned by any Governmental Authority, or (iv) that any relevant budget authority or contract authority has been exceeded with respect to any material Government Contract which in any such case is likely to have a Material Adverse Effect.

     7.21 Disclosure. Neither this Agreement, any other Transaction Document, any of the Exhibits or Schedules hereto or thereto, nor any certificate or other data furnished to the Agent or any of the Banks in writing by or on behalf of Borrower or any Subsidiary in connection with the transactions contemplated by this Agreement or any other Transaction Document contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     7.22 Liens Created by Transaction Documents. Pursuant to the Transaction Documents and subject to the matters set forth on Schedule 8.1(u), the Banks have perfected Liens on all of the real (immovable) Property owned by Borrower or any Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, (except the property encumbered by the Florida Mortgages), all of the Documented Vessels owned by Borrower or any Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, all of the personal Property of each Wholly Owned Subsidiary, other than Offshore, that is not a Foreign Subsidiary, as described in each Security Agreement in which a security interest can be perfected by the filing of a UCC-1 Financing Statement in the relevant jurisdiction under applicable law, and all of the common stock, membership interest, partnership interest or other equity interest held by Borrower and/or any one or more Subsidiaries in any Person (in at least 65% of the outstanding voting equity interest in each Foreign Subsidiary). Within thirty (30) days after the effective date hereof the Banks shall have perfected Liens on all Leasehold Interests of Borrower and each Subsidiary.

SECTION 8. COVENANTS.

     8.1 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder or to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of the Obligations (excluding any continuing indemnity obligations beyond the Term of this Agreement or any earlier termination hereof) remain unpaid:

       (a) Information.  Borrower will deliver to each of the Banks:

           (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders equity and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared as determined in accordance with GAAP and such consolidated financial statements to be reported on by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Borrower, together with (1) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards) and (2) computations evidencing Borrower's compliance with the financial covenants contained in Sections 8.1(m)(i) through (v) of this Agreement as calculated on a consolidated basis for Borrower and its Subsidiaries;

           (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail;

           (iii) as soon as available and in any event within thirty (30) days after the end of each month (A) a percentage of completion report as of the end of such month, in form and substance satisfactory to Banks and (B) a backlog report as of the end of such month, in form and substance satisfactory to Banks;

           (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower or any Subsidiary shall send to its stockholders and copies of all registration statements (without exhibits) and all reports which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

           (v) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the principal financial officer of Borrower in the form attached hereto as Exhibit F and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 8.l(m)(i) through (v) as calculated on a consolidated basis for Borrower and its Subsidiaries, (B) evidencing Borrower's compliance with the covenant contained in 8.2(m), (C) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (D) certifying that all of the representations and warranties of Borrower contained in this Agreement and of Borrower and its Subsidiaries contained in the other Transaction Documents, as the same shall have been from time to time updated by Borrower in writing to Agent (provided such updating shall not relieve Borrower or any Subsidiary from its obligation to comply with all covenants contained herein or therein), are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate (except to the extent (i) of changes consented to in writing by the Required Banks after the effective date hereof, (ii) of changes resulting from transactions permitted by this Agreement or the other Transaction Documents and (iii) that such representations and warranties expressly relate solely to an earlier date (in which case such representation and warranties shall have been true and accurate on and as of such earlier date));

           (vi) promptly upon receipt thereof, any reports submitted to Borrower or any Subsidiary (other than reports previously delivered pursuant to Sections 8.l(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

           (vii) as soon as possible and in any event within 45 days after the end of each fiscal quarter (including fiscal year end) and simultaneously with delivering the audited financial statements described in Section 8.1(a)(i), a certificate of the principal financial officer of Borrower, accompanied by supporting computations, setting forth the ratio of

     Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters;

           (viii) notice of the creation or acquisition of any Subsidiary within thirty (30) days of such creation or acquisition;

           (ix) within 30 days after the end of each month, an aging report of the Contract Receivables of Borrower and its Subsidiaries that are not Joint Venture Entities, in form and substance acceptable to the Agent, reconciled to the general ledger;

           (x) within 30 days after the end of each month, a certificate of the principal financial officer of Borrower, accompanied by supporting computations, setting forth the Borrowing Base as of the end of such month;

           (xi) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary as Agent may from time to time reasonably request.

     Each of the Banks is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower or any Subsidiary to any regulatory authority having jurisdiction over such Bank, pursuant to any request therefor.

       (b) Payment of Indebtedness. Borrower will, and it will cause each of its Subsidiaries to, pay and discharge any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee, provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such Indebtedness or Guarantee (excluding Borrower' s Obligations) which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid any such Indebtedness or Guarantee forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

       (c) Maintenance of Books and Records, Consultations and Inspections. Borrower will, and it will cause each of its Subsidiaries to, maintain books and records as determined in accordance with GAAP and in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower will, and it will cause each of its Subsidiaries to, permit the Agent and each of the Banks (and any Person appointed by the Agent or any of the Banks to whom the Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary with the officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Agent or any of the Banks may from time to time reasonably request. Subject to any confidentiality and/or security clearance restrictions applicable to Borrower's or any Subsidiary's records, Borrower will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Agent during normal business hours and at other reasonable times. Agent may be accompanied by representatives of any of the Banks during any such inspections. Borrower will reimburse the Agent upon demand for all costs and expenses incurred by the Agent in connection with any such inspection conducted by the Agent while any Default or Event of Default under this Agreement has occurred and is continuing. A representative of Borrower may be present during any such inspection, provided that a particular representative's availability or unavailability shall not inhibit or delay such inspection. Borrower shall permit the Agent to communicate directly with Borrower's independent public accountants and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries at such reasonable times and intervals and to such reasonable extent as the Agent may request. A representative of Borrower may be present and/or participate in any such communication with Borrower's accountants, provided that a particular representative's availability or unavailability shall not inhibit or delay such communication.

       (d) Payment of Taxes. Borrower will, and it will cause each of its Subsidiaries to, duly file all federal, state and local income tax returns and all other tax returns and reports of Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision as determined in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

       (e) Payment of Claims. Borrower will, and it will cause each of its Subsidiaries to, promptly pay and discharge (i) all trade accounts payable in accordance with usual and customary business practices and (ii) all claims for work, labor or materials which if unpaid might become a Lien upon any of its Property or assets; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate provision as determined in accordance with GAAP has been made, except that Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

       (f) Existence. Borrower will, and it will cause each of its Subsidiaries to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate or other existence and all permits, licenses, franchises and other rights material to its business, and (ii) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those states in which the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

       (g) Maintenance of Property. Borrower will, and it will cause each of its Subsidiaries to, at all times, preserve and maintain all of the Property useful and necessary in the conduct of its business in adequate working order (taking into consideration the condition of any such Property in existence on the effective date hereof), ordinary wear and tear excepted.

       (h) Compliance with Laws, Regulations, Etc. Borrower will, and it will cause each of its Subsidiaries to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which Borrower or such Subsidiary, as the case may be, is subject (including, without limitation, the Federal Acquisition Regulations, 48 C.F.R. Chapters 1 through 68) except where noncompliance could not reasonably be expected to have a Material Adverse Effect, and maintain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

       (i) Environmental Matters. Borrower will, and it will cause each of its Subsidiaries to, at all times comply with all requirements and agreements contained in Section 11.4 hereof. Borrower will, and will cause each of its Subsidiaries to, at all times comply with all Environmental Laws which the failure to comply with could reasonably be expected to have a Material Adverse Effect. Borrower shall give the Agent and each of the Banks prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances to its actual knowledge instituted or threatened with respect to Borrower or any Subsidiary or any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary that could result in liability in excess of $250,000.00 and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by Borrower or any Subsidiary which constitutes a material violation by Borrower or any Subsidiary of any lawfully promulgated, enacted, entered or finalized Environmental Laws or which gives rise to a reporting obligation or requires pursuant to an order of a Governmental Authority (the "Order") removal or remediation by Borrower or any Subsidiary under any lawfully promulgated, enacted, entered or finalized Environmental Laws. Such notice shall in either case be accompanied by Borrower's plan with respect to removal or remediation and Borrower agrees to take all action which is required by the Order or any lawfully promulgated, enacted, entered or finalized Environmental Law in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to fulfill the requirements of any Order or lawfully promulgated, enacted, entered or finalized Environmental Law as promptly as possible and in all events within the time required by any Order. Borrower shall promptly provide the Agent and each of the Banks with copies of all material documentation relating thereto, and such other material information with respect to environmental matters as the Agent or any of the Banks may reasonably request from time to time.

       (j) ERISA Compliance. If Borrower, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply in all respects with all requirements of ERISA and the Code relating to such Pension Plan, with which the failure to comply could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, unless Borrower shall have received the prior written consent of the Required Banks to the contrary (which consent shall not be unreasonably withheld), Borrower will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

           (i) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code which could reasonably be expected to have a Material Adverse Effect;

           (ii) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. (S) 1082, whether or not waived, which could reasonably be expected to have a Material Adverse Effect;

           (iii) allow the termination of any Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. (S) 1368; or

           (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA, which could have a Material Adverse Effect.

       (k) Notices. Borrower will notify the Agent in writing of any of the following within three (3) Business Days after learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

           (i) the occurrence of any Default or Event of Default under this Agreement;

           (ii) the occurrence of any default or event of default by Borrower, any Subsidiary or any other Obligor under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any Subsidiary or any other Obligor, as the case may be, is a party or by which it is bound or to which it is subject which evidences or secures Indebtedness in an outstanding principal amount of $1,000,000.00 or more in the aggregate for all such defaulted agreements;

           (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $1,000,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $1,000,000.00) or any form of equitable relief;

           (iv) the entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary which, when aggregated with any other such judgments or decrees then entered and unsatisfied, exceed $1,000,000.00 in the aggregate;

           (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

           (vi) the occurrence of any event that could reasonably be expected to have a Material Adverse Effect: and

           (vii) any notices required to be provided pursuant to other provisions of this Agreement that do not otherwise provide a time frame in which such notice is to be provided and notice of the occurrence of such other events as the Agent may from time to time reasonably specify.

       (l) Insurance. Borrower will, and it will cause each of its Subsidiaries to, insure all of its Property of the character usually insured by corporations engaged in the same or similar businesses with properties in similar geographic areas, against loss or damage of the kind customarily insured against by such corporations, and carry adequate liability insurance and other insurance of a kind and in amount(s) generally carried by such corporations. All insurance required by this Section 8.1(1) shall be with insurers rated A-VII or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Banks, except to the extent that Borrower may obtain insurance from its Subsidiary, Offshore Marine Indemnity Company, for (i) workers compensation insurance and (ii) property and casualty insurance so long as Reliance National Insurance Company or any other insurance company rated A-VII or better by A.M. Best

Company assumes any coverage written above $250,000.00 on each policy written by Offshore Marine Indemnity Company. All such insurance may be subject to reasonable deductible amounts. Borrower shall deliver to the Agent a certificate of insurance within thirty (30) days of the date hereof and upon the annual renewal of such policies specifying the details of all insurance then in effect; together with a certificate of an officer of Borrower that all premiums then due have been paid.

       (m) Financial Covenants.

           (i) Minimum Consolidated Interest Coverage. Borrower will have a Consolidated Interest Coverage Ratio as of the end of each fiscal quarter of at least 3.00 to 1.

           (ii) Minimum Fixed Charge Coverage. Borrower will have a Consolidated Fixed Charge Coverage Ratio as of the end of each fiscal quarter of at least 1.50 to 1.

           (iii) Maximum Consolidated Funded Senior Debt to EBITDA. As of the end of each fiscal quarter, Borrower shall have a ratio of Consolidated Funded Senior Debt as of such date to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) of less than or equal to 2.75 to 1.

           (iv) Minimum Consolidated Net Worth. Borrower will not permit Consolidated Net Worth at the end of any fiscal quarter to be less than $160,000,000.00 plus 50% of Consolidated Net Income (without giving any effect to any losses), excluding any Consolidated Net Income due to non-cash accounting adjustments, for each fiscal quarter ending on or after December 31, 1998 plus 75% of the net cash proceeds received by Borrower from any future sale of stock of Borrower or any Subsidiary through any public offering within the meaning of the Securities Act of 1933.

           (v) Borrowing Base. Borrower will not permit, as of the end of any month, Total Revolver Outstandings to exceed the Borrowing Base.

       (n) Further Assurances. Borrower and each Subsidiary will execute and deliver to the Agent, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Agent may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.

       (o) Accountant. Borrower shall give each of the Banks prompt notice of any change of Borrower's independent certified public accountants and a copy of the Form 8-K relating thereto filed with the Securities and Exchange Commission. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks.

       (p) Subsidiaries. Borrower shall not create any Subsidiaries without the prior written consent of Agent; provided that, the provisions of this Section 8.1(p) shall not require the Agent's consent for the formation of wholly-owned direct Subsidiaries of Borrower or any Subsidiary. Borrower covenants and agrees that in the event Borrower or any Subsidiary shall create or acquire any new Subsidiary or Subsidiaries at any time after the effective date hereof, that Borrower shall deliver to Agent the Transaction Documents required by Section
5.15 hereof.

       (q) Agreements. Borrower and its Subsidiaries shall comply with all indentures, contracts, agreements, leases and other instruments to which Borrower or any Subsidiary is a party or by which Borrower, any Subsidiary or any Property of Borrower or any Subsidiary is bound or affected, which the failure to comply with could reasonably be expected to have a Material Adverse Effect.

       (r) Offshore Marine Indemnity Company. Offshore shall maintain a relationship with Reliance National Insurance Company or any other insurance company(ies) rated A-VII or better by A.M. Best Company whereby such insurance company(ies) will provide excess insurance for Offshore for all liability underwritten by Offshore in excess of $250,000.00 per occurrence and $8,000,000.00 in the annual aggregate.

       (s) Bonding Capacity. Borrower and its Subsidiaries shall have the ability to obtain any performance bonds necessary for new vessel construction contracts which the failure to obtain could reasonably be expected to have a Material Adverse Effect.

       (t) Year 2000 Compatibility. All material systems used in the conduct of the business of Borrower or any Subsidiary will have appropriate capabilities and compatibility to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates. Upon reasonable request, Borrower agrees to provide, and to cause each Subsidiary to provide, to the Banks documentation satisfactory to the Banks to establish that its systems and software are year 2000 compliant, or that Borrower and its Subsidiaries are in the process of implementing a plan to ensure that its systems and software will be year 2000 compliant before December 31, 1999.

       (u) Certain Post Closing Matters. Borrower shall, and shall cause its Subsidiaries to, accomplish the matters described on Schedule 8.1(u) within the time frame set forth therein; provided that the Agent shall be entitled, in its sole discretion, to agree with Borrower on any modifications to Schedule 8.1(u) on behalf of the Banks.

     8.2 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder or to issue any Letter of Credit hereunder, (ii) any Letter of Credit remains outstanding or (iii) any of the Obligations remain unpaid, unless the prior written consent of the Required Banks is obtained:

       (a) Limitation on Indebtedness. Borrower will not, and it will not cause or permit any of its Subsidiaries to, incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

           (i)    the Obligations to the Agent and the Banks;

           (ii)   Indebtedness relating to the employee benefit plans;

           (iii) Indebtedness described in clause (a) or (b) of the defined term Restricted Investment of this Agreement;

           (iv) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.1(d) or Section 8.1(e);

           (v) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal and for which adequate provision as determined in accordance with GAAP has been made so long as execution is not levied thereunder and in respect of which Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and a suspensive appeal bond in the full amount of such judgment or award shall have been obtained by Borrower or such Subsidiary with respect thereto;

           (vi) current liabilities of Borrower or any Subsidiary of Borrower incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

           (vii) endorsements for collection, deposits or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

           (viii) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Subsidiary's business and in connection with transactions in the ordinary course of Borrower's or any Subsidiary's business;

           (ix) Indebtedness for any permitted declared and unpaid Distributions on Borrower's stock;

           (x)    Indebtedness under Hedge Agreements;

           (xi)   Indebtedness in respect of the Separation and Related
Agreements;

           (xii) Indebtedness not otherwise permitted by this Section 8.2(a) in an amount not to exceed $30,000,000.00 in the aggregate at any one time outstanding for Borrower and all Subsidiaries so long as not more than $10,000,000.00 of such Indebtedness is incurred in any one fiscal year;

           (xiii) Indebtedness, in an amount not to exceed $20,000,000.00 in the aggregate at any one time outstanding for Borrower and all its Subsidiaries, in respect of guarantees issued in support of customer financing of down payments and other similar amounts relating to Exim Bank or other similar construction financing, which guarantees do not exceed 20% of the purchase price of the subject vessel;

           (xiv) Indebtedness due in connection with the issuance of industrial revenue bonds by the Mississippi Economic Development Corporation not to exceed the aggregate principal amount of $30,000,000.00; and

           (xv)   the Subordinated Notes.

       (b) Limitation on Liens, No Negative Pledge in favor of any other Person. Borrower will not, and will not cause or permit any of its Subsidiaries to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any Property or assets of Borrower or any Subsidiary, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens. Borrower will not, and will not cause or permit any of its Subsidiaries to, covenant or agree to, or suffer to be incurred or to exist, in favor of any Person (other than the Banks), any agreement prohibiting the granting of any Liens in favor of the Banks other than agreements prohibiting the granting of any Liens in favor of the Banks contained in those agreements pursuant to which a Permitted Lien is created.

       (c) Consolidation, Merger, Sale of Assets, Dissolution, Etc. Borrower will not, and will not cause or permit any of its Subsidiaries to, (i) directly or indirectly, merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it provided that Borrower may cause two or more Wholly Owned Subsidiaries to merge or consolidate into Borrower, one another, or any other Wholly Owned Subsidiary (provided, however, that no Wholly Owned Subsidiary which is a Foreign Subsidiary may merge or consolidate with a Wholly Owned Subsidiary which is not a Foreign Subsidiary unless the Wholly Owned Subsidiary which is not a Foreign Subsidiary is the survivor entity of such merger or consolidation), or (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any capital stock of or other equity interest in a Wholly Owned Subsidiary or Joint Venture Entity owned by Borrower or another Subsidiary), except for (A) sales of vessels constructed by Borrower and any Subsidiary, inventory and materials in the ordinary course of business, (B) sales in the ordinary course of business of those items described in clause (c) through (h) of the defined term Restricted Investment of this Agreement, or (C) sales by Borrower and its Subsidiaries taken as a whole during any fiscal year of fixed assets having a book value in an aggregate amount not to exceed $10,000,000.00, so long as such assets shall be sold to third party buyers in arms-length transactions on reasonable terms and so long as the net proceeds thereof are used solely to purchase other fixed assets which are either replacements for those assets sold or are otherwise consistent with the Company Business within a reasonable time (not to exceed 120 days after the date of the applicable sale) or to pay any principal due on the Loans.

       (d) Sale and Leaseback Transactions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Borrower or any Subsidiary of Borrower shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by Borrower or any Subsidiary of Borrower and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term.

       (e) Sale or Discount of Accounts. Borrower will not, and it will not cause or permit any of its Subsidiaries to, sell or discount any of its receivables (whether represented by a note, account, general intangible or chattel paper) other than in the ordinary course of its business.

       (f) Transactions with Affiliates. Borrower will not, and it will not cause or permit any of its Subsidiaries to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

       (g) Changes in Nature of Business. Borrower will not, and it will not cause or permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the Company Business.

       (h) Fiscal Year. Borrower will not, and it will not cause or permit any of its Subsidiaries to, change its fiscal year; provided that, the fiscal year of any Subsidiary may be changed to coincide with the fiscal year of Borrower.

       (i) Distributions. Borrower will not, and it will not cause or permit any of its Subsidiaries to, declare or incur any liability to make any Distribution, except Distributions by any Subsidiary to Borrower.

       (j) Pension Plans. Borrower will not, and it will not cause or permit any of its Subsidiaries to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower, any Subsidiary or any ERISA Affiliate of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect.

       (k) Restricted Investments. Borrower will not, and it will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Investments.

       (l) Ownership of Subsidiaries. Borrower will not cause or permit any of its Subsidiaries to (i) authorize or issue any new types, varieties or classes of capital stock or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, (ii) authorize or issue any additional shares of any existing class of capital stock, (iii) declare any stock dividends or stock splits or (iv) take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any of its Subsidiaries.

       (m) Capital Expenditures. Borrower and its Subsidiaries will not incur Capital Expenditures in excess of (i) $62,000,000.00 in the aggregate for Borrower and its Subsidiaries taken as a whole for the fiscal year ending March 31, 1999, (ii) $22,000,000.00 in the aggregate for Borrower and its Subsidiaries taken as a whole for the fiscal year ending March 31, 2000 or (iii) $25,000,000.00 in the aggregate for Borrower and its Subsidiaries taken as a whole for each fiscal year ending on or after March 31, 2001.

       (n) Change in Control. Borrower shall not allow any Change in Control to occur.

       (o) Payment of Subordinated Notes. Neither Borrower nor any Subsidiary shall (i) pre-pay, redeem or purchase any Subordinated Notes or (ii) make any offer to pre-pay, redeem or purchase any Subordinated Notes; provided that this
Section 8.2(p) shall not prohibit the conversion of the Subordinated Notes into common stock of Borrower or payment of the Subordinated Notes through the use of proceeds from the issuance, after the effective date hereof, of common stock of Borrower.

       (p) Modification of Subordinated Notes. Neither Borrower nor any Subsidiary of Borrower shall amend or modify any material terms, conditions or provisions of the Subordinated Notes, including, without limitation, any terms, conditions or provisions applicable to the payment, redemption or purchase of any Subordinated Notes.

     8.3 Use of Proceeds. Borrower covenants and agrees that (i) the proceeds of the Revolving Credit Loans and Swing Loans will be used solely for payment of the existing Indebtedness to the Banks, working capital purposes, Permitted Acquisitions, any specific purposes permitted under this Agreement, and other general corporate purposes of Borrower; (ii) no part of the proceeds of any Loan will be used in violation of any applicable law or regulation; and (iii) no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (A) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (B) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended.

SECTION 9. EVENTS OF DEFAULT.

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

     9.1 Borrower shall fail to pay any of the Obligations other than principal or interest within five (5) Business Days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     9.2 (a) Borrower shall fail to pay any of the Obligations for the repayment of interest three (3) Business Days after the date the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

       (b) Borrower shall fail to pay any of the Obligations for the repayment of principal as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

     9.3 Any representation or warranty of Borrower or any Subsidiary made in this Agreement, in any other Transaction Document to which Borrower or any Subsidiary is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     9.4 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 8.1(l), Section 8.1(m)(i) - (iv), Section 8.2 or Section 8.3;

     9.5 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 8.1(a) or 8.1(m)(v) and any such failure shall remain unremedied for five (5) Business Days after the earlier of (i) notice of such default is given to Borrower by the Agent or (ii) a Responsible Officer of Borrower obtaining knowledge of such default;

     9.6 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 9.1, 9.2, 9.3, 9.4 or 9.5 above or elsewhere in this Section 9) or Borrower or any Subsidiary shall fail to perform or observe any term, covenant or provision contained in any other Transaction Document and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Agent or any of the Banks or (ii) a Responsible Officer of Borrower obtaining knowledge of such default;

     9.7 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower or any Subsidiary, or if the transactions completed hereunder or thereunder shall be contested by Borrower or any Subsidiary or if Borrower or any Subsidiary shall deny that it has any or further liability or obligation hereunder or thereunder.

     9.8 Borrower, any Subsidiary or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

     9.9 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any Subsidiary or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary or any other Obligor; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;

     9.10 Any of the Letter of Credit Applications shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Letter of Credit Applications shall be contested or denied by Borrower or any Subsidiary, or if Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Letter of Credit Applications or if Borrower or any Subsidiary shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Letter of Credit Applications;

     9.11 Borrower, any Subsidiary or any other Obligor shall be declared by any of the Banks to be in default on, or pursuant to the terms of, (1) any other present or future obligation to such Bank(s), including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to such Bank(s) a Lien upon any Property or assets of Borrower, such Subsidiary, or such other Obligor, as the case may be;

     9.12 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Indebtedness of Borrower or any Subsidiary for borrowed money (other than the Borrower's Obligations) having an aggregate outstanding principal balance in excess of Five Million Dollars ($5,000,000.00);

     9.13 One or more judgments, decrees, arbitration awards or rulings (including without limitation, rulings of the Board of Contract Appeals, the General Accounting Office, the Defense Contract Audit Agency or the appropriate Contracting Office of the United States Navy) shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000.00 or more and all such judgments, decrees, awards, and rulings shall not have been vacated, paid, discharged, stayed or suspensively appealed within thirty days from the entry thereof;

     9.14 Any of the following events shall occur with respect to any Pension Plan (a) the institution by Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, as a result of such termination, Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan or any of its participants or beneficiaries, in the aggregate in excess of Five Million Dollars ($5,000,000.00), (b) the institution by the PBGC of steps to terminate any Pension Plan, or (c) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302 (f) of ERISA;

     9.15  The occurrence of any Change in Control;

     9.16 Borrower shall for thirty (30) consecutive days fail to have independent certified public accountants of nationally recognized standing retained to audit the financial statements of Borrower and its Subsidiaries; or

     9.17 If (i) Borrower or any of its Subsidiaries is debarred or suspended from contracting (as a first tier or any level of subcontractor) for, bidding on, or entering into a Government Contract, or receives notice of a proposed suspension of or disbarment from acquiring or performing a Government Contract, or (ii) if a current or backlogged Government Contract is forfeited or terminated for the default by Borrower or any Subsidiary, as the case may be;

     THEN, and in each such event (other than an event described in Sections 9.1, 9.2, 9.8 or 9.9), the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare that the obligation of the Banks to make Loans under this Agreement and to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Banks shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all such other Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 9.1, 9.2, 9.8 or 9.9, the obligation of the Banks to make Loans under this Agreement and to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.

SECTION 10.  AGENT.

     10.1 Appointment. Whitney is hereby appointed by the Banks as Agent under and for purposes of this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement and the other Transaction Documents. The Agent shall hold all Collateral as the agent for all of the Banks and all net proceeds of the Collateral shall be shared by the Banks ratably in accordance with their respective Pro Rata Shares.

     10.2    Powers.

       (a) The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Each Bank and the Agent hereby authorizes the Agent to enter into the Transaction Documents to which Agent is a party and to take all actions contemplated thereby and confirms its appointment of Whitney National Bank as Agent under the terms and conditions of the Transaction Documents. Each Bank hereby confirms its agreement to be bound by the terms and conditions of the security documents included within the Transaction Documents. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in
Section 9. Each Bank and the Agent agree that no Bank shall have any right individually to seek to realize upon the Collateral granted for the benefit of the Agent and the Banks pursuant to any of the Transaction Documents, it being understood and agreed that such rights and remedies may be exercised by the Agent as Agent for the benefit of the Agent and the Banks upon the terms of the Transaction Documents.

       (b) Each Bank hereby agrees, and each holder of any Obligations by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Agent or the Required Banks in accordance with the provisions of this Agreement or the other Transaction Documents, and the exercise by the Agent or the Required Banks of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. The Agent is hereby authorized on behalf of all of the Banks, without the necessity of any notice to or further consent from any Bank, from time to time, to take any action with respect to any Collateral or Transaction Documents which may be necessary to perfect and maintain perfected the Liens on the Collateral granted by the Transaction Documents. The Banks irrevocably authorize the Agent at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Commitments and payment in full of all Obligations; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or by any other Transaction Document; (iii) constituting property in which neither Borrower nor any Subsidiary owned any interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or any Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Banks. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.2.

     10.3 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Banks for any action taken or not taken by it (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.

     10.4 No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations, warranties or representations contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder (except in Agent's capacity as a Bank hereunder with respect to its Pro Rata Share thereof pursuant to the terms of this Agreement and except for the Swing Loans), (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (iv) be responsible for the satisfaction of any condition specified in Section 6, except receipt of items required to be delivered to the Agent; or (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (vi) be responsible for the creation, attachment or perfection of any security interests or liens purported to be granted to the Agent or any of the Banks pursuant to this Agreement or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     10.5 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to Section 11.3, Section 11.4 or Section 11.5, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans and Letters of Credit then outstanding, or if no Loans or Letters of Credit are then outstanding, their respective Pro Rata Shares of the total Commitments of all of the Banks, indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (other than those described in Sections 11.3, 11.4 and 11.5), the Notes, the Letter of Credit Applications or any of the other Transaction Documents), costs and/or expenses, including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

     10.6 Action Upon Instructions of Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in this Agreement or any of the other Transaction documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Banks or of all of the Banks.

     10.7 Reliance on Documents; Employment of Agents and Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care, except as to money or securities received by it or its authorized agents. The Agent shall be entitled to advice and opinion of legal counsel concerning all legal matters and all matters pertaining to the duties of the Agent.

     10.8 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent pursuant to Section 11.14. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any
Note issued in exchange therefor.

     10.9 Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for any out-of-pocket expenses not reimbursed by Borrower (a) for which the Agent is entitled to reimbursement by the Borrower under this Agreement or any of the other Transaction Documents and
(b) for any other out-of-pocket expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents.

     10.10 Rights as a Bank. With respect to its commitment, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrower as if it were not the Agent.

     10.11 Independent Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 7.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

     10.12 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent (and if no Default or Event of Default then exists hereunder, such appointment shall be with the consent of the Borrower, which consent shall not be unreasonably withheld), and the successor Agent shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.9 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and having at least $200,000,000.00 in capital and surplus.

     10.13 Removal of Agent. Subject to the appointment of a successor Agent, the Banks (by a unanimous vote of all Banks other than the Bank then acting as the Agent hereunder), may remove the Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor Agent. The Required Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. If no Default or Event of Default then exists hereunder, then the decision to remove the Agent and the subsequent appointment of a successor Agent shall both be made only with the consent of the Borrower (which consent will not be unreasonably withheld). The removal of the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.9 hereof with respect to all matters preceding such removal. Any successor Agent must be a national banking association or a bank chartered in any State of the United States and having at least $200,000,000.00 in capital and surplus.

     10.14 Duration of Agency. The agency established by Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section 10.14 shall remain in full force and effect, until all of the Borrowers' Obligations shall have been paid in full and the Banks' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of the Borrower shall have terminated or expired.

     10.15 Documentation Agent. The Documentation Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Agreement or any of the other Transaction Documents.

     10.16 Syndication Agent. The Syndication Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Agreement or any of the other Transaction Documents.

SECTION 11.  GENERAL.

     11.1 No Waiver. No failure or delay by the Agent or any of the Banks in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Banks to exercise any statutory or common law right of banker's lien or setoff.

     11.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank(s) and any and all other indebtedness at any time owing by such Bank(s) to or for the credit or account of Borrower against any and all of the Obligations irrespective of whether or not such Bank(s) shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each of the Banks agrees to promptly notify Borrower after any such setoff and application made by such Bank(s), provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 11.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any of the Banks to exercise any right of setoff or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

     11.3 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent upon demand (i) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent in connection with the preparation, documentation, negotiation, execution, amendment, modification, extension and/or renewal of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents, (ii) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent in connection with the preparation of any waiver or consent hereunder or under any other Transaction Documents, (iii) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and each of the Banks in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, (iv) all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent in connection with recording the Collateral Mortgages, Deeds of Trust, Preferred Ship Mortgages and UCC-1 Financing Statements executed in connection therewith or in connection with the Security Agreements; (v) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys' fees of the Agent in connection with recording the Florida Mortgages; (vi) if an Event of Default occurs, all reasonable out-of-pocket costs and expenses for appraisals, title insurance, environmental site assessments and surveys of the Property of Borrower and each Subsidiary incurred by the Agent and each of the Banks, (vii) all out-of-pocket costs and expenses and all reasonable attorneys' fees incurred by the Agent and each of the Banks in connection with the enforcement of any rights and/or remedies of the Agent or any of the Banks to collect any of the Obligations, and (viii) all other reasonable attorneys' fees and out-of-pocket costs and expenses incurred by the Agent relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse the Agent and each of the Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents (provided that Borrower shall not be obligated to reimburse Agent for costs of recording the Florida Mortgages until the occurrence of an Event of Default). All of the obligations of Borrower under this Section 11.3 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

     11.4 Environmental Indemnity. Borrower hereby agrees to protect, defend and indemnify the Agent and each of the Banks and hold the Agent and each of the Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, reasonable court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by the Indemnitees, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, properties owned or operated by Borrower and/or any Subsidiary of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 11.4 shall survive the satisfaction and payment of the Obligations and the termination of this Agreement; provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee.

     11.5 General Indemnity. Except as may be otherwise provided in this Agreement, in addition to the payment of expenses pursuant to Section 11.3, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to protect, defend and indemnify Indemnitees and hold Indemnitees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Banks, the agreement of any of the Banks to make the Loans hereunder, the agreement of Banks to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 11.5 shall survive satisfaction and payment of the Obligations and the termination of this Agreement. No provision contained in this Section 11.5 shall affect any rights the Borrower may have against any Bank which defaults under this Agreement or is intended to indemnify any such Agent or Bank which defaults under this Agreement (but only such Agent or Bank that defaults under this Agreement) for any such Indemnified Liabilities arising from such defaulting Bank's action.

     11.6 Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent in good faith to have been sent or delivered by any person identifying himself or herself as John Dane III, Rick S. Rees or Emile J. Dumesnil (or any other person from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to the Agent), regardless of whether such notice or instruction was in fact delivered by such person, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

     11.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third
(3rd) Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under Section 3 shall not be effective until actually received by the Agent.

     11.8 CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY LOUISIANA STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF LOUISIANA, AS THE AGENT MAY ELECT, IN ANY

SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 11.7. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY SUBSIDIARY IN ANY OTHER JURISDICTION. BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE AGENT AND/OR ANY OF THE BANKS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

     11.9 Sharing of Payments. The Banks agree among themselves that except as otherwise expressly set forth herein, in the event that any of the Banks shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or other Obligations in excess of its Pro Rata Share of all such payments, such Bank(s) shall immediately purchase from the other Bank(s) participations in the Loans or other Obligations owed to such other Bank(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares. The Banks further agree among themselves that if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Bank(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any of the Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff, banker's lien or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Banks receives a secured claim in lieu of a setoff to which this Section 11.9 would apply, such Bank(s) shall, to the extent practicable, exercise their

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

rights in respect of such secured claim in a manner consistent with the rights of the Bank(s) entitled under this Section 11.9 to share in the benefits of any recovery of such secured claim.

     11.10 Governing Law. This Agreement, the Notes, the Letter of Credit Application(s) and all of the other Transaction Documents shall, except as may otherwise be provided in any Transaction Document, be governed by and construed in accordance with the internal laws of the State of Louisiana.

     11.11 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder or the amount for which Borrower or any Subsidiary is obligated to reimburse an Issuer in respect of a drawing under a Letter of Credit, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any reimbursement obligation in respect of a drawing under a Letter of Credit, or any fees hereunder, (iv) change the Pro Rata Share of the Commitments or of the aggregate principal amount of Loans or Letters of Credit of any Bank, (v) change the number of Banks which shall be required for the Banks or any of them to take any action or obligations under this Section or under any other provision of this Agreement,
(vi) postpone the scheduled expiration date of the Revolving Credit Period or the Letter of Credit Period hereunder or extend the expiry date of a Letter of Credit beyond the Letter of Credit Period; or (vii) amend this Section 11.11.

     11.12 References: Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F, G, H, I(1), I(2), J(1), J(2), K(1), K(2), L(1), M(1), N, O(1) and O(2) refer to annexed
Exhibits A, B, C, D, E, F, G, H, I(1), I(2), J(1), J(2), K(1), K(2), L(1), M(1),
N, O(1) and O(2) which are hereby incorporated herein by reference and all references herein to Schedules 2.1(a), 2.1(b), 2.1(c), 2.1(d), 2.1(e), 4.1(a),
5.15(b), 7.10, 7.11, 7.16, and 7.17 refer to annexed Schedules 2.1(a), 2.1(b),
2.1(c), 2.1(d), 2.1(e), 4.1(a), 5.15(b), 7.10, 7.11, 7.16, and 7.17 which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     11.13   Successors and Assigns, Participations.

       (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any Bank may sell participations in its Notes and its rights under this Agreement in whole or in part to any commercial bank organized under the laws of the United States or any state thereof that is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System without the consent of Borrower or the Agent so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants' rights against the Bank granting its participation to be those set forth in the Participation Agreement between the participant and such Bank), and such selling Bank shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents other than any amendment, modification or waiver (i) reducing the principal amount of or rate of interest on any Loan or any fees hereunder, (ii) postponing the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or (iii) releasing any substantial portion of any Collateral (including, without limitation, release of any Continuing Guarantee) other than pursuant to Section 10.2(b). Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent such Bank would have been so entitled had no such participation been sold.

     (b) Any Bank which, in accordance with Section 11.13(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and Borrower.

     (c) Unless otherwise agreed to by Borrower in writing, no Bank shall, as between Borrower and that Bank, be relieved of any of its obligations under this Agreement as a result of such Bank's granting of a participation in all or any part of such Bank's Notes or all or any part of such Bank's rights under this Agreement.

     11.14 Assignment Agreements. Each Bank may, from time to time, with the consent of Agent and Borrower (neither of which will in any instance be unreasonably withheld), sell or assign a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement substantially in the form of Exhibit G attached hereto, executed by the assignor, the assignee and the Borrower (but only if Borrower's consent is required), which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that (i) the Borrower may in its sole discretion withhold its consent to any assignment by a Bank of less than all of its Commitment if as a result thereof the assignor or the assignee would have a Commitment hereunder of less than $5,000,000.00, further provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Bank of any Note or other obligation hereunder to a Federal reserve bank and (ii) the consent of the Borrower or the Agent shall not be required for assignments or sales to a Bank, unless after giving effect to such assignment or sale there are fewer than 5 Banks or any Bank would have Commitments hereunder equal to or greater than 50% of the aggregate Commitments hereunder, in which case the consent of Borrower may be withheld in Borrower's sole discretion, and (iii) the consent of Borrower shall not be required so long as any Event of Default has occurred and is continuing. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower (if required) and consent thereto by the Agent (i) such assignee shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitments assumed by such other Bank and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement, and the Borrower shall execute and deliver Notes to the assignee Bank in the amount of its Commitments and new Notes to the assignor Bank in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrower.

     11.15 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations under this Agreement.

     11.16 NO ORAL AGREEMENTS, ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENT REACHED BY BORROWER, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT AMONG BORROWER, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF. Without limiting the generality of the foregoing, this Agreement supersedes and replaces the Original Credit Agreement.

     11.17 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.19 Resurrection of the Obligations. To the extent that any of the Banks receives any payment on account of any of the Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of such Bank(s) as security for the payment of such Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank(s) and applied on account of the Obligations.

     11.20 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

     11.21 Confidentiality. The Agent and each of the Banks shall keep confidential any information delivered, made available or otherwise conveyed by the Borrower or any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby; provided that, the provisions of this
Section 11.21 shall not be construed to prohibit Agent or any Bank from disclosing any information to (i) Agent or any Bank (or any attorneys, agents or consultants of Agent or any Bank), (ii) any participant or assignee or prospective participant or assignee of any Bank (so long as such participant or assignee or prospective participant or assignee agrees to be bound by the provisions of this Section 11.21), (iii) any affiliate of Agent or any Bank or
(iv) any Person as required by law, regulation or court order. The confidentiality obligations of Agent and the Banks under the foregoing shall not apply to (i) any information that is in the public domain, unless wrongfully placed in the public domain by Agent or any Bank or (ii) any information which was rightfully and lawfully obtained by Agent or a Bank from any third party not subject to confidentiality restrictions.

     11.22 Certain Indemnification Procedures. Notwithstanding any provision to the contrary contained in this Agreement, in the event Borrower is obligated to defend the Agent or any of the Banks under the terms of this Agreement, Borrower shall be entitled, at is option, to assume the defense of such action on behalf of such indemnified party or parties with counsel which is selected by Borrower and reasonably acceptable to such indemnified parties. In no event shall Borrower: (i) be required to employ more than one (1) firm of attorneys in defense of any matter where Borrower is required to defend the Agent or any of the Banks, but nothing contained herein shall prevent Borrower from employing multiple firms of attorneys, at its option; or (ii) be liable for any legal fees and expenses in excess of the reasonable fees and expenses of the one (1) firm of attorneys whether or not selected by Borrower pursuant to clause (i) of this Section 11.22 and the fees and expenses of any additional firms employed by Borrower pursuant to said clause (i) (provided that Borrower shall not have the right to challenge the reasonableness of the fees of any firm of attorneys selected by Borrower).

     11.23. Conflicting Provisions. In the event any of the terms and provisions of this Agreement conflict with any terms and provisions contained in any other Transaction Document, the terms and provisions of this Agreement shall govern; provided that nothing contained herein shall be construed to limit the property encumbered by the Transaction Documents.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK




     IN WITNESS WHEREOF, Borrower, the Agent and the Banks have executed this Amended and Restated Revolving Credit Agreement effective as of the 23rd day of April, 1999.

                              HALTER MARINE GROUP, INC.


                              BY:  ________________________
                              ITS:  ________________________
                              13085 Seaway Road
                              Gulfport, MS 39503
                              Telecopy number: (601) 897-4888

Revolving Credit Commitment:     WHITNEY NATIONAL BANK
     $23,333,333.33

                              BY:  ________________________
                              ITS:  ________________________
                              228 St. Charles Avenue
                              New Orleans, LA 70130
                              Telecopy number: (504) 552-4622

Revolving Credit Commitment:     THE FIRST NATIONAL BANK OF CHICAGO
     $40,000,000.00

                              BY:  _________________________
                              ITS:  _________________________
                              910 Travis
                              Houston, TX 77002-5860
                              Telecopy number: (713) 751-6304

Revolving Credit Commitment:     BANKBOSTON, N.A.
     $23,333,333.33
                              BY:  ________________________
                              ITS:  ________________________
                              MS. 01-08-01
                              100 Federal Street
                              Boston, MA  02110
                              Telecopier number (617) 434-1955

Revolving Credit Commitment:     HIBERNIA NATIONAL BANK
     $14,166,666.67

                              BY:  ________________________
                              ITS:  ________________________
                              313 Carondelet Street
                              New Orleans, LA 70130
                              Telecopy number: (504) 533-5434

Revolving Credit Commitment:     THE BANK OF NOVA SCOTIA
     $10,000,000.00

                              BY:  ________________________
                              ITS:  ________________________
                              600 Peachtree Street NE
                              Suite 2700
                              Atlanta, GA 30308
                              Telecopy number: (404) 888-8998

Revolving Credit Commitment:     THE BANK OF TOKYO - MITSUBISHI, LTD.
$14,166,666.67


                              BY:  _________________________
                              ITS:  _________________________
                              1100 Louisiana Street
                              Suite 2800
                              Houston, TX 77002-5216
                              Telecopy number: (713) 658-0116